                                                                   Exhibit 10.12

                                                               Execution Version

                               CRAWFORD & COMPANY
                     CRAWFORD & COMPANY INTERNATIONAL, INC.

                      -------------------------------------

                             NOTE PURCHASE AGREEMENT

                      -------------------------------------

                         DATED AS OF SEPTEMBER 30, 2003

         $50,000,000 6.08% SENIOR GUARANTIED NOTES DUE OCTOBER 10, 2010

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

                                TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
1.    AUTHORIZATION OF NOTES....................................................     1

2.    SALE AND PURCHASE OF NOTES................................................     1

3.    CLOSING...................................................................     2

4.    CONDITIONS TO CLOSING.....................................................     2

   4.1.  REPRESENTATIONS AND WARRANTIES.........................................     2
   4.2.  PERFORMANCE; NO DEFAULT................................................     2
   4.3.  COMPLIANCE CERTIFICATES................................................     3
   4.4.  OPINIONS OF COUNSEL....................................................     3
   4.5.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC..............................     3
   4.6.  SALE OF OTHER NOTES....................................................     4
   4.7.  PAYMENT OF SPECIAL COUNSEL FEES........................................     4
   4.8.  PRIVATE PLACEMENT NUMBER...............................................     4
   4.9.  CHANGES IN CORPORATE STRUCTURE.........................................     4
   4.10.    SUBSIDIARY GUARANTY AGREEMENT.......................................     4
   4.11.    PLEDGE AGREEMENT....................................................     5
   4.12.    BANK CREDIT AGREEMENT...............................................     5
   4.13.    SHARING AGREEMENT...................................................     5
   4.14.    PROCEEDINGS AND DOCUMENTS...........................................     5
   4.15.    OFFEREE LETTER......................................................     5

5.    REPRESENTATIONS AND WARRANTIES OF THE ISSUERS.............................     5

   5.1.  ORGANIZATION; POWER AND AUTHORITY......................................     6
   5.2.  AUTHORIZATION, ETC.....................................................     6
   5.3.  DISCLOSURE.............................................................     6
   5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.......     7
   5.5.  FINANCIAL STATEMENTS...................................................     8
   5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC...........................     8
   5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.......................................     9
   5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS..............     9
   5.9.  TAXES..................................................................     9
   5.10.    TITLE TO PROPERTY; LEASES...........................................    10
   5.11.    LICENSES, PERMITS, ETC..............................................    10
   5.12.    COMPLIANCE WITH ERISA...............................................    10
   5.13.    PRIVATE OFFERING BY THE ISSUERS.....................................    11
   5.14.    USE OF PROCEEDS; MARGIN REGULATIONS.................................    11
   5.15.    EXISTING INDEBTEDNESS; FUTURE LIENS.................................    12
   5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.............................    12
   5.17.    STATUS UNDER CERTAIN STATUTES.......................................    13
   5.18.    ENVIRONMENTAL MATTERS...............................................    13
   5.19.    PARI PASSU RANKING..................................................    13

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
   5.20.    NOT SUBJECT TO IMMUNITY.............................................    13
   5.21.    DORMANT COMPANIES...................................................    14
   5.22.    BANK CREDIT AGREEMENT REPRESENTATIONS...............................    14

6.    REPRESENTATIONS OF THE PURCHASERS.........................................    14

   6.1.  PURCHASE FOR INVESTMENT................................................    14
   6.2.  SOURCE OF FUNDS........................................................    14
   6.3.  PURCHASER ACTION.......................................................    16

7.    INFORMATION AS TO ISSUERS.................................................    16

   7.1.  FINANCIAL AND BUSINESS INFORMATION.....................................    16
   7.2.  OFFICER'S CERTIFICATES.................................................    19
   7.3.  INSPECTION.............................................................    20

8.    PREPAYMENT OF THE NOTES...................................................    21

   8.1.  REQUIRED PREPAYMENTS...................................................    21
   8.2.  OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT............................    21
   8.3.  ALLOCATION OF PARTIAL PREPAYMENTS......................................    22
   8.4.  MATURITY; SURRENDER, ETC...............................................    22
   8.5.  PURCHASE OF NOTES......................................................    22
   8.6.  MAKE-WHOLE AMOUNT......................................................    22

9.    AFFIRMATIVE COVENANTS.....................................................    24

   9.1.  COMPLIANCE WITH LAW....................................................    24
   9.2.  INSURANCE..............................................................    24
   9.3.  MAINTENANCE OF PROPERTIES..............................................    25
   9.4.  PAYMENT OF TAXES AND CLAIMS............................................    25
   9.5.  CORPORATE EXISTENCE, ETC...............................................    25
   9.6.  NEW SUBSIDIARY GUARANTOR; ADDITIONAL PLEDGED STOCK.....................    26
   9.7.  PARI PASSU RANKING.....................................................    26
   9.8.  MOST FAVORED LENDER PROVISIONS.........................................    27
   9.9.  COVENANT TO SECURE NOTES EQUALLY.......................................    28
   9.10.    POST-CLOSING REQUIREMENTS...........................................    29
   9.11.    DORMANT COMPANIES...................................................    29

10.   NEGATIVE COVENANTS........................................................    30

   10.1.    TRANSACTIONS WITH AFFILIATES; DORMANT COMPANIES.....................    31
   10.2.    MERGER, CONSOLIDATION, ETC..........................................    31
   10.3.    LIMITATION ON LIENS.................................................    32
   10.4.    SALE OF ASSETS, ETC.................................................    35
   10.5.    LEVERAGE RATIO......................................................    35
   10.6.    FIXED CHARGES COVERAGE RATIO........................................    36
   10.7.    CONSOLIDATED NET WORTH..............................................    36
   10.8.    PRIORITY DEBT.......................................................    37
   10.9.    LINE OF BUSINESS....................................................    37
   10.10.   RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS; ACQUISITIONS........    37
   10.11.   LIMITATIONS ON CERTAIN SUBSIDIARY ACTIONS...........................    39

   10.12.   HEDGING ARRANGEMENTS.........................................................       40
   10.13.   ACCOUNTING CHANGES; CHANGE OF FISCAL YEAR....................................       40
   10.14.   MINIMUM CASH.................................................................       40
   10.15.   LITIGATION...................................................................       40
   10.16.   AMENDMENTS TO ORGANIZATIONAL DOCUMENTS.......................................       41
   10.17.   NO LIMITATION ON PREPAYMENTS OR AMENDMENTS TO CERTAIN FINANCING DOCUMENTS....       41

11.   EVENTS OF DEFAULT...................................................................      41

12.   REMEDIES ON DEFAULT, ETC............................................................      44

   12.1.    ACCELERATION..................................................................      44
   12.2.    OTHER REMEDIES................................................................      45
   12.3.    RESCISSION....................................................................      45
   12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.............................      45

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.......................................      46

   13.1.    REGISTRATION OF NOTES.........................................................      46
   13.2.    TRANSFER AND EXCHANGE OF NOTES................................................      46
   13.3.    REPLACEMENT OF NOTES..........................................................      47

14.   PAYMENTS ON NOTES...................................................................      48

   14.1.    PLACE OF PAYMENT..............................................................      48
   14.2.    HOME OFFICE PAYMENT...........................................................      48

15.   EXPENSES, ETC.......................................................................      48

   15.1.    TRANSACTION EXPENSES..........................................................      48
   15.2.    SURVIVAL......................................................................      49

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........................      49

17.   AMENDMENT AND WAIVER................................................................      50

   17.1.    REQUIREMENTS..................................................................      50
   17.2.    SOLICITATION OF HOLDERS OF NOTES..............................................      50
   17.3.    BINDING EFFECT, ETC...........................................................      51
   17.4.    NOTES HELD BY THE ISSUERS, ETC................................................      51

18.   NOTICES.............................................................................      51

19.   REPRODUCTION OF DOCUMENTS...........................................................      52

20.   CONFIDENTIAL INFORMATION............................................................      52

21.   SUBSTITUTION OF PURCHASER...........................................................      53

22.   MISCELLANEOUS.......................................................................      54

22.1.    SUCCESSORS AND ASSIGNS........................................................      54
22.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.............................................      54
22.3.    SEVERABILITY..................................................................      54
22.4.    CONSTRUCTION..................................................................      54
22.5.    COUNTERPARTS..................................................................      55
22.6.    JURISDICTION; SERVICE OF PROCESS..............................................      55
22.7.    GOVERNING LAW.................................................................      56
22.8.    WAIVER OF TRIAL BY JURY.......................................................      56

SCHEDULE A     --  Information Relating to Purchasers

SCHEDULE B     --  Defined Terms

SCHEDULE C     --  Investment Guidelines

SCHEDULE 4.9   --  Changes in Corporate Structure

SCHEDULE 5.3   --  Disclosure Materials

SCHEDULE 5.4   --  Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5   --  Financial Statements

SCHEDULE 5.8   --  Certain Litigation

SCHEDULE 5.14  --  Use of Proceeds

SCHEDULE 5.15  --  Existing Indebtedness

SCHEDULE 5.18  --  Environmental Matters

SCHEDULE 5.21  --  Assets of Dormant Companies

SCHEDULE 10.3  --  Existing Liens

SCHEDULE 10.10 --  Existing Investments

SCHEDULE 10.11 --  Existing Restrictive Agreements

EXHIBIT 1      --  Form of 6.08% Senior Guarantied Note due October 10,2010

EXHIBIT 4.3(a) --  Form of Officer's Certificate for Company

EXHIBIT 4.3(b) --  Form of Officer's Certificate for Co-Issuer

EXHIBIT 4.3(c) --  Form of Secretary's Certificate for each Issuer and each Initial Guarantor

EXHIBIT 4.4(a) --  Form of Opinion of Special Counsel for the Obligors

EXHIBIT 4.4(b) --  Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.10   --  Form of Guaranty Agreement

EXHIBIT 4.11   --  Form of Pledge Agreement

EXHIBIT 4.13   --  Form of Sharing Agreement

                               CRAWFORD & COMPANY
                     CRAWFORD & COMPANY INTERNATIONAL, INC.
                           5620 GLENRIDGE DRIVE, N.E.
                                ATLANTA, GA 30342

         $50,000,000 6.08% SENIOR GUARANTIED NOTES DUE OCTOBER 10, 2010

                                                              September 30, 2003

To Each of the Persons Listed in
the Attached Schedule A (the "PURCHASERS"):

Ladies and Gentlemen:

      Crawford & Company, a Georgia corporation (together with its successors and assigns, the "COMPANY"), and Crawford & Company International, Inc., a Georgia corporation (together with its successors and assigns, the "CO-ISSUER" and together with the Company, the "ISSUERS"), jointly and severally agree with each Purchaser as follows:

1.    AUTHORIZATION OF NOTES.

      The Issuers will authorize the joint and several issue and sale of $50,000,000 aggregate principal amount of their joint and several 6.08% Senior Guarantied Notes due October 10, 2010 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by the Purchasers and the Issuers. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, references to a Schedule or an Exhibit attached to this Agreement; references to Sections are, unless otherwise specified, references to Sections of this Agreement.

2.    SALE AND PURCHASE OF NOTES.

      Subject to the terms and conditions of this Agreement, the Issuers will issue and sell to each Purchaser and each Purchaser will purchase from the Issuers, at the Closing provided for in Section 3, Notes in the principal amount specified opposite each Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of the Purchasers hereunder are several and not joint and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.    CLOSING.

      The sale and purchase of the Notes to be purchased by each of the Purchasers shall occur at the offices of Bingham McCutchen LLP, One State Street, Hartford, CT 06103, at 10:00 a.m., local time, at a closing (the "CLOSING") on October 10, 2003 or on such other Business Day thereafter on or prior to October 31, 2003 as may be agreed upon by the Issuers and the Purchasers. At the Closing the Issuers will deliver to each Purchaser the Notes to be purchased by it in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as each such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Issuers or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuers to account number ___________ at SunTrust Bank, Atlanta, GA, ____ ________________________________ for the benefit of Crawford & Company. If at the Closing either Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to each Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights each such Purchaser may have by reason of such failure or such nonfulfillment.

4.    CONDITIONS TO CLOSING.

      Each Purchaser's obligation to purchase and pay for the Notes to be sold to it at the Closing is subject to the fulfillment to each such Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

      4.1.  REPRESENTATIONS AND WARRANTIES.

      The representations and warranties of each Obligor contained in the Financing Documents shall be correct when made and at the time of the Closing.

      4.2.  PERFORMANCE; NO DEFAULT.

      Each Obligor shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issuance and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither of the Issuers nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.2, 10.3, 10.4, 10.8, 10.10, 10.11, 10.12, 10.13 or 10.15
hereof had such Sections applied since such date.

      4.3.  COMPLIANCE CERTIFICATES.

            (a) Officer's Certificate. The Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, substantially in the form of Exhibit 4.3(a) hereto.

            (b) Officer's Certificate. The Co-Issuer shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled, substantially in the form of Exhibit 4.3(b) hereto.

            (c) Secretary's Certificates. Each Issuer and each Initial Guarantor shall have delivered to each Purchaser a certificate of its secretary or its assistant secretary (or, in the case of certain Initial Guarantors, a certificate of the secretary of its sole shareholder or general partner, as the case may
                  be) dated the date of the Closing certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Financing Documents to which such Person is a party, substantially in the form of Exhibit 4.3(c) hereto.

      4.4.  OPINIONS OF COUNSEL.

      Each Purchaser shall have received opinions in form and substance satisfactory to it, dated the date of the Closing (a) from King & Spalding LLP counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Issuers hereby instruct their counsel to deliver such opinion to each Purchaser) and (b) from Bingham McCutchen LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as any Purchaser may reasonably request.

      4.5.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

      On the date of the Closing, each Purchaser's purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the United States Federal Reserve System) and
(c) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by any Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

      4.6.  SALE OF OTHER NOTES.

      Contemporaneously with the Closing the Issuers shall sell to each Purchaser and each such Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

      4.7.  PAYMENT OF SPECIAL COUNSEL FEES.

      Without limiting the provisions of Section 15.1, the Issuers shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Issuers at least one Business Day prior to the Closing.

      4.8.  PRIVATE PLACEMENT NUMBER.

      A Private Placement number issued by the CUSIP Service Bureau of Standard & Poor's, a division of The McGraw-Hill Companies (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners (the "SVO")) shall have been obtained for the Notes.

      4.9.  CHANGES IN CORPORATE STRUCTURE.

      Except as specified in Schedule 4.9, neither Issuer shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

      4.10. SUBSIDIARY GUARANTY AGREEMENT.

         Each Initial Guarantor shall have executed and delivered to the Purchasers a guaranty agreement (as may be amended, restated or modified from time to time, the "GUARANTY AGREEMENT"), substantially in the form of Exhibit 4.10.

      4.11. PLEDGE AGREEMENT.

      The Company shall have executed and delivered to the Purchasers a pledge agreement (as may be amended, restated or modified from time to time, the "PLEDGE AGREEMENT"), substantially in the form of Exhibit 4.11.

      4.12. BANK CREDIT AGREEMENT.

      The Issuers shall have delivered to each Purchaser true and correct copies of each of the documents constituting the Bank Credit Agreement as in effect on the date of the Closing, certified as true and correct by a Senior Financial Officer.

      4.13. SHARING AGREEMENT.

      The Agent, on behalf of itself and the other lenders under the Bank Credit Agreement and as collateral agent for the holders of Notes, shall have entered into a collateral sharing agreement with the Purchasers, in form and substance satisfactory to each of the Purchasers, substantially in the form of Exhibit
4.13 (as may be amended, restated or modified from time to time, the "SHARING AGREEMENT").

      4.14. PROCEEDINGS AND DOCUMENTS.

      All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the other Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to each Purchaser and its special counsel, and each Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or its counsel may reasonably request.

      4.15. OFFEREE LETTER.

         Sun Trust Capital Markets, Inc. shall have delivered to the Issuers, their counsel, each of the Purchasers and the Purchasers' special counsel an offeree letter, in form and substance satisfactory to each Purchaser, confirming the manner of the offering of the Notes by Sun Trust Capital Markets, Inc.

5.    REPRESENTATIONS AND WARRANTIES OF THE ISSUERS.

      Each of the Issuers represents and warrants, as of the date hereof and as of the date of the Closing, to each Purchaser that:

      5.1.  ORGANIZATION; POWER AND AUTHORITY.

      The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.

      5.2.  AUTHORIZATION, ETC.

            (a) This Agreement, the Notes and the other Financing Documents to which either Issuer is a party have been duly authorized by all necessary corporate action on the part of such Issuer, and the Financing Documents to which such Issuer is a party constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Issuer enforceable against such Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
      (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) The Guaranty Agreement has been duly authorized by all necessary corporate action on the part of each Initial Guarantor, and the Guaranty Agreement constitutes a legal, valid and binding obligation of each Initial Guarantor enforceable against each Initial Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
      (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.3.  DISCLOSURE.

      The Issuers, through their agent, SunTrust Capital Markets, Inc. have delivered to each Purchaser a copy of a Confidential Private Placement Memorandum, dated July 2003 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Issuers and their Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the

Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 2002, there has been no change in the financial condition, operations, business, properties or prospects of either of the Issuers or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Issuers that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to each Purchaser by or on behalf of the Issuers specifically for use in connection with the transactions contemplated hereby.

      5.4.  ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

            (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether or not such Subsidiary is a Dormant Company,
      (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of each of the Issuer's directors and senior officers.

            (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and the Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien in the case of the capital stock of the Co-Issuer, and in the case of the capital stock or other equity interests of all other Subsidiaries, free and clear of any Lien except Liens that would be permitted by Section 10.3 or as otherwise disclosed in Schedule 5.4).

            (c) Each Subsidiary identified in Schedule 5.4 other than any Dormant Company is a corporation or other legal entity duly organized, validly existing and (to the extent such concept is recognized in such jurisdiction) in good standing under the laws of its jurisdiction of organization, and (to the extent such concepts are recognized in such jurisdictions) is duly qualified as a foreign corporation or other legal entity and (to the extent such concept is recognized in such jurisdictions) is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which such Subsidiary is a party and to perform the provisions thereof.

            (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any Subsidiary that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

      5.5.  FINANCIAL STATEMENTS.

      The Company has delivered to each Purchaser copies of the financial statements of the Company and the Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments) and additional information set forth in year-end financial statements.

      5.6.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

      The execution, delivery and performance by each Obligor of the Financing Documents to which such Obligor is a party will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, memorandum or articles of association, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or

Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

      5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

      No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) each of the Issuers of the Financing Documents to which such Issuer is a party and (b) each Initial Guarantor of the Guaranty Agreement.

      5.8.  LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

            (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of either Issuer, threatened against or affecting either of the Issuers or any Subsidiary or any property of either of the Issuers or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            (b) Neither of the Issuers nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.9.  TAXES.

            (a) Each of the Issuers and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction except for any such returns that may be required to be filed in jurisdictions other than the United States and political subdivisions thereof, which returns, in the aggregate, would not reflect an amount of Taxes owing that would be Material. Each of the Issuers and the Subsidiaries has paid all Taxes required to have been paid on all returns that have been filed and all other Taxes levied upon them or their properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent, except for any Taxes (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Issuer or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither Issuer knows of any basis for any other Tax that could reasonably be expected to have a Material Adverse Effect.

            (b) The charges, accruals and reserves on the books of the Issuers and their Subsidiaries in respect of all Taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and the Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1999.

      5.10. TITLE TO PROPERTY; LEASES.

      Each of the Issuers and the Subsidiaries (other than any Dormant Company) has good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either of the Issuers or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

      5.11. LICENSES, PERMITS, ETC.

      Each of the Issuers and the Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property Material to its business, and the use thereof by the Issuers and the Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

      5.12. COMPLIANCE WITH ERISA.

            (a) The Company and each ERISA Affiliate have operated and administered each US Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the US Tax Code relating to employee pension benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the US Tax Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

            (b) As determined by the Company's actuary, the present value of the aggregate projected benefit obligation of all underfunded US Plans determined as of January 1, 2003 (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not exceed the aggregate fair value of the assets of all such underfunded US Plans by more than $67,000,000 as of such date.

            (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (d) The execution and delivery of this Agreement and the issuance and sale of the Notes to each Purchaser hereunder will not involve any transaction that is subject to the prohibitions of section 406(a)(1)(A)-(E) of ERISA or in connection with which a tax could be imposed by sections 4975(a) and (b) of the US Tax Code by reason of section 4975(c)(1)(A)-(D) of the US Tax Code. The representation by the Company in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of the representation in Section 6.2 from each Purchaser and each transferee of a Note as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser or acquired by such transferee.

      5.13. PRIVATE OFFERING BY THE ISSUERS.

      Neither the Issuers nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, in each case within one year of the date of the Closing, any Person other than the Purchasers, each of whom has been offered the Notes at a private sale for investment. Neither the Issuers nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      5.14. USE OF PROCEEDS; MARGIN REGULATIONS.

      The Issuers will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14 and none of the proceeds will be used to make any loan or other

Investment in any Dormant Company. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuers in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuers and their Subsidiaries and neither Issuer has any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

      5.15. EXISTING INDEBTEDNESS; FUTURE LIENS.

            (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Issuers and their Subsidiaries as of August 31, 2003, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of either of the Issuers or any Subsidiary. Neither of the Issuers nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of either of the Issuers or any Subsidiary and no event or condition exists with respect to any Indebtedness of either of the Issuers or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

            (b) Except as disclosed in Schedule 5.15, neither of the Issuers nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that would not be permitted by Section 10.3.

      5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC.

      Neither the sale of the Notes by the Issuers hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act of the United States of America, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

      5.17. STATUS UNDER CERTAIN STATUTES.

      Neither of the Issuers nor any Subsidiary:

            (a) is subject to regulation under the Investment Company Act of 1940 of the United States of America, as amended, the Public Utility Holding Company Act of 1935 of the United States of America, as amended, or the Federal Power Act of 1920 of the United States of America, as amended;

            (b) is or will become a Person or entity described by section 1 of Executive Order 13224 of September 24, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, 31 CFR Part 595 et seq., and, to the best knowledge and belief of each Issuer, neither of the Issuers nor any Subsidiary does or will engage in any dealings or transactions, or be otherwise associated, with any such Persons or entities; or

            (c) is in violation of the USA Patriot Act.

      5.18. ENVIRONMENTAL MATTERS.

      Except as disclosed in Schedule 5.18 and except for matters which could not reasonably be expected to have a Material Adverse Effect, neither of the Issuers nor any Subsidiary (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (b) has become subject to any Environmental Liability, (c) has received notice of any claim with respect to any Environmental Liability or (d) knows of any basis for any Environmental Liability in each case.

      5.19. PARI PASSU RANKING.

      Each of the Issuer's obligations under the Notes and this Agreement do and will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all of its other outstanding unsecured and unsubordinated obligations, except for those obligations that are mandatorily preferred by law and not by reason of contract (other than as provided in the Sharing Agreement).

      5.20. NOT SUBJECT TO IMMUNITY.

      Each of the Issuers represents and warrants that neither it nor any other Obligor is entitled to immunity from judicial proceedings and agrees that, if judicial proceedings are brought by any holder of Notes to enforce any right or remedy under any Financing Documents, no immunity from such proceedings will be claimed by or on behalf of any Obligor or with respect to it or its respective properties.

      5.21. DORMANT COMPANIES.

      Except as set forth in Schedule 5.21, no Dormant Company owns any Material assets or has any outstanding Indebtedness or other Material liabilities. The aggregate revenues and assets of the Dormant Companies are less than 1% of the aggregate revenue and assets of the Company and its Consolidated Subsidiaries.

      5.22. BANK CREDIT AGREEMENT REPRESENTATIONS.

      Each of the representations and warranties set forth in section 4 of the Bank Credit Agreement is true and correct in all Material respects on and as of the date of the Closing.

6.    REPRESENTATIONS OF THE PURCHASERS.

      6.1.  PURCHASE FOR INVESTMENT.

      Each Purchaser represents that (a) it is a Qualified Institutional Buyer and (b) it is purchasing the Notes for its own account or for one or more separate accounts or investment funds maintained or managed by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's property shall at all times be within such Purchaser's control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuers are not required to register the Notes.

      6.2.  SOURCE OF FUNDS.

      Each Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by it hereunder:

            (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

            (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

            (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 1, 1991, as corrected November 25, 1991) and, except as disclosed by such Purchaser to the Issuers in writing prior to the Closing (or, in the case of a transferee of Notes, prior to its acquisition of such Notes) pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

            (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (issued March 13, 1984, as corrected October 10, 1985) (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM and the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in either Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuers in writing pursuant to this clause (d); or

            (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (issued April 10, 1996) (the "INHAM EXEMPTION")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a),
      (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in either Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuers in writing pursuant to this clause (e); or

            (f) the Source is a governmental plan and the purchase of the Notes is not otherwise restricted by applicable law; or

            (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuers in writing prior to the Closing (or, in the case of a transferee of Notes, prior to its acquisition of such Notes) pursuant to this clause (g); or

            (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN," "GOVERNMENTAL PLAN," AND "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in section 3 of ERISA.

      6.3.  PURCHASER ACTION.

      No Purchaser has taken or will take any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

7.    INFORMATION AS TO ISSUERS.

      7.1.  FINANCIAL AND BUSINESS INFORMATION.

      The Company shall deliver to each holder of Notes that is an Institutional
Investor:

            (a) Quarterly Statements -- within 45 days after the end of each quarterly fiscal period in each Fiscal Year (other than the last quarterly fiscal period of each such Fiscal Year), duplicate copies of,

            (i) an unaudited consolidated balance sheet of the Company and the Subsidiaries as at the end of such quarter, and

            (ii) unaudited consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

      (b) Annual Statements -- within 90 days after the end of each Fiscal Year, duplicate copies of,

            (i) a consolidated balance sheet of the Company and the Subsidiaries, as at the end of such year, and

            (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and the Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit), and provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such Fiscal Year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

            (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or circular sent by the Company to public securities holders generally or its creditors generally (or any class thereof generally), and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company with the Securities and Exchange Commission;

            (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (e) ERISA Matters - promptly, and in any event within fifteen days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any US Plan, any reportable event, as
            defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived; or

                  (ii) the taking by the PBGC of steps to institute, or the
            threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any US Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the US Tax Code relating to employee pension benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

            (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to either of the Issuers or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

            (g) Rule 144A - promptly after any holder of Notes so requests, such information regarding the Issuers required to satisfy the requirements of 17 C.F.R. Section 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes, provided that the delivery of the Company's Annual Report on Form 10-K pursuant to Section 7.1(b) for the most recent Fiscal Year shall be deemed to satisfy the requirements of this Section 7.1(g);

            (h) Bank Credit Agreement -- to the extent not provided above in this Section 7.1, all reports, statements, certificates, notices or other writings required to be delivered pursuant to section 5.2 of the Bank Credit Agreement only so long as the Bank Credit Agreement (or any equivalent provision following any amendment or refinancing of the original Bank Credit Agreement) remains operative within the times required therein; and

            (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either of the Issuers or any Subsidiary or relating to the ability of any Obligor to perform its obligations hereunder and under the Financing Documents to which such Obligor is a party, as from time to time may be reasonably requested by any such holder of Notes.

      7.2.  OFFICER'S CERTIFICATES.

      Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Issuers were in compliance with the requirements of Section 10.3 through Section 10.8, inclusive, Section 10.10 and Section 10.14 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Issuers and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either of the Issuers or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

      7.3. INSPECTION.

      Each of the Issuers shall permit the representatives of each holder of Notes that is an Institutional Investor:

            (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the applicable Issuer, to visit the principal executive office of such Issuer, to discuss the affairs, finances and accounts of such Issuer and its Subsidiaries with such Issuer's officers, and (with the consent of such Issuer, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of such Issuer, which consent will not be unreasonably withheld) to visit the other offices and properties of such Issuer and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

            (b) Default -- if a Default or Event of Default then exists, at the expense of the Issuers to visit and inspect any of the offices or properties of either of the Issuers or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each of the Issuers authorizes said accountants to discuss the affairs, finances and accounts of such Issuer and its Subsidiaries), all at such times and as often as may be requested.

8. PREPAYMENT OF THE NOTES.

      8.1. REQUIRED PREPAYMENTS.

      On October 10, 2006 and on April 10, 2007 and each October 10 and April 10 thereafter to and including April 10, 2010, the Issuers will prepay $5,555,555.56 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to
Section 8.2 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or any purchase thereof pursuant to Section 8.5 shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase. Subject to Section 12.1, any remaining principal of, and the interest then accrued and unpaid on, the Notes shall be due and payable on October 10, 2010.

      8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

      The Issuers may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an aggregate principal amount of not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuers will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuers shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

      8.3. ALLOCATION OF PARTIAL PREPAYMENTS.

      In the case of each partial prepayment of the Notes pursuant to Section
8.2 and each purchase of Notes pursuant to Section 8.5, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

      8.4. MATURITY; SURRENDER, ETC.

      In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuers shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuers and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      8.5. PURCHASE OF NOTES.

      Neither Issuer will, and neither Issuer will permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Issuers or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuers shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Issuers will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

      8.6. MAKE-WHOLE AMOUNT.

      The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining

Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

            "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

            "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal on the display designated as "Page 678" on the Moneyline Telerate Service (or such other display as may replace Page 678 on the Moneyline Telerate Service) for actively traded on the run US Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded US Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting US Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
      (ii) interpolating linearly between (x) the actively traded US Treasury Security with the maturity closest to and greater than the Remaining Average Life and (y) the actively traded US Treasury Security with the maturity closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" means, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by
      (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or
      Section 12.1.

            "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
      Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9. AFFIRMATIVE COVENANTS.

      Each of the Issuers covenants that so long as any of the Notes are outstanding:

      9.1. COMPLIANCE WITH LAW.

      Each of the Issuers will and will cause each Subsidiary to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      9.2. INSURANCE.

      Each of the Issuers will and will cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

      9.3. MAINTENANCE OF PROPERTIES.

      Each of the Issuers will and will cause each Subsidiary other than any Dormant Company to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent either of the Issuers or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Issuer has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      9.4. PAYMENT OF TAXES AND CLAIMS.

      Each of the Issuers will and will cause each Subsidiary to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes required to be paid on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of either of the Issuers or any Subsidiary, provided that neither of the Issuers nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by such Issuer or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Issuer or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Issuer or such Subsidiary or (b) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

      9.5. CORPORATE EXISTENCE, ETC.

      Each of the Issuers will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 9.3, 10.2 and 10.4, each of the Issuers will at all times preserve and keep in full force and effect the corporate existence of each Subsidiary other than any Dormant Company (unless merged into an Issuer or a Subsidiary (other than a Dormant Company)) and all rights and franchises of such Issuer and its Subsidiaries (other than a Dormant Company) unless, in the good faith judgment of such Issuer, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

      9.6. NEW SUBSIDIARY GUARANTOR; ADDITIONAL PLEDGED STOCK.

            (a) The Issuers will (i) cause each Person that, after the date of the Closing, becomes a Domestic Subsidiary that is a "significant subsidiary" within the meaning of Regulation S-X of the Exchange Act, and each Subsidiary that ceases to be a Dormant Company pursuant to Section 9.11, to become, promptly and in any event within fifteen (15) Business Days of becoming a Domestic Subsidiary or ceasing to be a Dormant Company, as the case may be, an additional guarantor pursuant to the terms of the Guaranty Agreement and (ii) deliver to each of the holders of Notes, to the extent reasonably requested by the Required Holders, copies of authorizing resolutions, bylaws and other constitutive documents and financial information of such Person, as well as an opinion of independent counsel reasonably satisfactory to the Required Holders, as to the due execution, delivery and enforceability of such Person's obligations as a Guarantor, in form and substance reasonably satisfactory to the Required Holders.

            (b) The Company will promptly, and in any event within fifteen (15) Business Days of any Person becoming (i) a Foreign Subsidiary of the Company or (ii) a Foreign Subsidiary that is not a Wholly-Owned Subsidiary of either Issuer that, in each case, is a "significant subsidiary" within the meaning of Regulation S-X of the Exchange Act, after the date of the Closing, (A) pledge, or cause to be pledged, the Applicable Pledge Amount of any equity interests of such Foreign Subsidiary pursuant to the Pledge Agreement, and (B) deliver or cause to be delivered to the Agent, on behalf of the holders of Notes, the original stock or membership certificate(s) evidencing such equity interests and undated stock powers executed in blank.

      9.7. PARI PASSU RANKING.

      Each of the Issuers shall ensure that its payment obligations under this Agreement and the Notes rank and will at all times rank at least pari passu in all respects with the claims of all of its other unsecured and unsubordinated creditors, respectively, except as may be otherwise provided for in the Sharing Agreement with respect to the Debt under the Bank Credit Agreement, save those whose claims are preferred by any bankruptcy, insolvency, liquidation, administration or other similar laws of general application.

      9.8. MOST FAVORED LENDER PROVISIONS.

            (a) NEW AND AMENDED COVENANTS. If at any time and from time to time on or after the date of the Closing either of the Issuers or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or agrees to any new agreement with the lenders under the Bank Credit Agreement or, without derogating from any of the restrictions contained herein, any amendment, modification of or supplement to the Bank Credit Agreement or any agreement which relates to the Bank Credit Agreement in any manner the effect of which would be (i) to create, amend or add covenants or obligations of the Issuers and the Subsidiaries which are in addition to those contained in the Bank Credit Agreement (as in effect on the date of the Closing) or (ii) more restrictive on the Issuers or any Subsidiary than are the equivalent covenants (other than the Specified Financial Covenants) contained herein (the "NEW/AMENDED COVENANT PROVISIONS"), then this Agreement shall, without any further action on the part of either Issuer, any Subsidiary or any holder of Notes, be deemed to be amended automatically to include each such New/Amended Covenant Provision, effective as of the effective date of such New/Amended Covenant Provision; provided, that the Required Holders and the Issuers may agree in writing not to so amend this Agreement. For the purposes of clause (ii) above, in the event that (A) any such amendment, modification or supplement reduces a sum certain dollar amount in the Bank Credit Agreement, which reduction has the effect of making a covenant in the Bank Credit Agreement more restrictive than a covenant contained herein and (B) the corresponding covenant contained herein is a percentage rather than a sum certain dollar amount, then such percentage contained herein shall be reduced and shall thereafter be equal to the product (expressed as a percentage) of (x) such percentage herein immediately before giving effect to such amendment, modification or supplement, multiplied by (y) a fraction, the numerator of which is the sum certain dollar amount in the Bank Credit Agreement immediately after giving effect to such amendment, modification or supplement and the denominator of which is the sum certain dollar amount stated in the Bank Credit Agreement immediately prior to giving effect to such amendment, modification or supplement. By way of example, if the definition of the "Permitted Acquisition Basket" in the Bank Credit Agreement were amended to reduce the sum certain dollar amount from $15,000,000 to $9,000,000 (a 40% reduction), then the percentage in the definition of Permitted Acquisition herein would be reduced to 6% from 10% (a 40% reduction).

            (b) SPECIFIED FINANCIAL COVENANTS. If at any time and from time to time after the date of the Closing, either Issuer or any Subsidiary enters into, assumes or otherwise becomes bound or obligated under, or agrees to, any modification of or amendment or supplement to the Bank Credit Agreement in respect of or that contains provisions (the "SPECIFIED PROVISIONS") that are the same as or similar to the covenants set forth in Sections 10.5, 10.6 or 10.7 (as in effect from time to time after giving effect to this Section 9.8, the "SPECIFIED FINANCIAL COVENANTS"), and one or more of such Specified Provisions is more restrictive on the Issuers or any Subsidiary than the equivalent Specified Financial Covenants, then such equivalent Specified Financial Covenants shall, without any further action on the part of either Issuer, any Subsidiary or any holder of Notes, be deemed to be amended automatically to be as restrictive as the relevant Specified Provision as of the effective date of such Specified Provision; provided, however, that at all times subsequent to the date of the DOJ Settlement Payment, the required ratios of Consolidated Funded Debt to Consolidated EBITDA set forth in Section 10.5 shall each have a numerator that is the lesser of (i) the relevant numerator set forth in such section (as of the date of the Closing) or (ii) a numerator that is
      0.25 higher than that specified in the Bank Credit Agreement (after giving effect to any applicable Specified Provision) for the relevant time period (after converting, if necessary, the ratios in the Bank Credit Agreement to the method of presentation in Section 10.5).

            (c) WRITTEN AMENDMENT; SUCCESSIVE CHANGES. Each of the Issuers further covenants to promptly, and in any event within 30 days, execute and deliver at its expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) a document which amends this Agreement in form and substance satisfactory to the Required Holders to reflect any change to this Agreement made effective by this Section 9.8, provided that the execution and delivery of such document shall not be a precondition to the effectiveness of such amendment, waiver or termination. The provisions of this Section 9.8 shall apply successively to each New/Amended Covenant Provision and each change in a Specified Provision.

      9.9. COVENANT TO SECURE NOTES EQUALLY.

      Each Issuer covenants that, if it or any Subsidiary shall create or assume any Lien to secure the Debt under the Bank Credit Agreement upon any of its property or assets, whether now owned or hereafter acquired, it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all Debt under the Bank Credit Agreement thereby secured so long as any such other Debt shall be so secured.

      9.10. POST-CLOSING REQUIREMENTS.

      No later than 60 days following the date of the Closing, the Issuers will deliver or cause to be delivered to the holders of Notes (a) certificates of good standing from the office of the Secretary of State from each jurisdiction where the ownership of property or the conduct of its business requires the Company to be qualified to transact business as a foreign corporation and (b) certificates of good standing from the office of the Secretary of State of the jurisdiction of incorporation of Qirra Custom Software, Inc. and the jurisdiction where such Subsidiary maintains its principal place of business. No later than 75 days following the date of the Closing, the Issuers will cause the following Subsidiaries to be dissolved and shall provide the Required Holders with reasonably satisfactory evidence of such dissolution: (i) Brocklehursts, Inc., (ii) Brocklehurst Holdings, Inc. and (iii) Graham Miller, Inc. No later than 30 days following the date of the Closing, the Issuers will cause all Liens in favor of the Royal Bank of Canada set forth on Schedule 10.3 to be terminated and released of record, and will promptly provide each holder of Note written evidence of such termination and release. The Issuers will, within 30 days following a request therefore by the Required Holders, cause the documents and instruments described on Schedule 10.11 as item 1, to be terminated, or otherwise cause the restrictive agreements or arrangements therein requiring such items to be disclosed pursuant to Section 10.11 to be terminated and released, and will promptly provide the holders of Notes written evidence of such termination and release.

      9.11. DORMANT COMPANIES.

            (a) If, at any time after the date of the Closing, the Company decides that any Subsidiary that is a Dormant Company at such time shall cease being a Dormant Company, such Subsidiary shall cease to be a Dormant Company for all purposes of this Agreement and the other Financing Documents upon the satisfaction of the following conditions:

                  (i) the Company shall notify the holders of Notes of the
            proposed change in the status of such Subsidiary, which notice shall contain a certification by a Responsible Officer to the effect that
            (A) such Subsidiary is in full compliance with all provisions of this Agreement applicable to it as a Subsidiary that is not a Dormant Company, (B) each of the representations and warranties set forth in Section 5 that are applicable to a Subsidiary that is not a Dormant Company is true and correct with respect to such Subsidiary as of the date of such notice, and (C) no Default or Event of Default would result from such change in status of such Subsidiary;

                  (ii) if such Subsidiary is a Domestic Subsidiary and is not already a Guarantor, the Issuers shall cause it to become a Guarantor pursuant to Section 9.6(a);

                  (iii) Schedule 5.4 hereto shall be revised to reflect that such Subsidiary is no longer a Dormant Company; and

                  (iv) the Issuers shall have delivered such information as is required by Section 9.6(a).

            (b) If, at any time after the date of the Closing, the Company decides that any Subsidiary that is not a Dormant Company at such time shall become a Dormant Company, such Subsidiary shall become a Dormant Company for all purposes of this Agreement and the other Financing Documents upon the satisfaction of the following conditions:

                  (i) the Company shall notify the holders of Notes of the
            proposed change in the status of such Subsidiary, which notice shall contain a certification by a Responsible Officer to the effect that
            (A) such Subsidiary is in full compliance with all provisions of this Agreement applicable to it as a Subsidiary that is a Dormant Company, (B) after giving effect to such Subsidiary becoming a Dormant Company, the aggregate revenues and assets of all Dormant Companies is less than 1% of the aggregate revenues and assets of the Company and its Consolidated Subsidiaries, and (C) no Default or Event of Default would result from such change in status of such Subsidiary;

                  (ii) if the Subsidiary is a party to the Guaranty Agreement and is not a "significant subsidiary" within the meaning of Regulations S-X of the Exchange Act, the Required Holders shall release it from the Guaranty Agreement;

                  (iii) Schedule 5.4 hereto shall be revised to reflect that such Subsidiary has after such time become a Dormant Company; and

                  (iv) the Issuers shall have delivered such information
            (financial and otherwise) as is reasonably requested by the Required Holders with respect to such Subsidiary.

10. NEGATIVE COVENANTS.

      Each of the Issuers covenants that so long as any of the Notes are outstanding:

      10.1. TRANSACTIONS WITH AFFILIATES; DORMANT COMPANIES.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Issuer or a Wholly-Owned Subsidiary subject to the limitations set forth in Section 10.10(b)), except (a) in the ordinary course and pursuant to the reasonable requirements of an Issuer's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Issuer or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate and (b) any Restricted Payment permitted by
Section 10.10(a). Notwithstanding the foregoing, the Issuers will not, and will not permit any Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, make any Investment in, or otherwise engage in any other transactions with, any Dormant Company unless (i) such transaction is at prices and on terms and conditions no less favorable to the Issuers or such Subsidiary (other than the Dormant Company) than could be obtained on an arm's-length basis from unrelated third parties or involves maintaining the corporate existence, good standing or properties of any Dormant Company and (ii) after giving effect to such transaction, the representations and warranties contained in Section 5.21 shall be deemed remade and shall be true and correct.

      10.2. MERGER, CONSOLIDATION, ETC.

      Neither Issuer will, and neither Issuer will permit any Subsidiary (other than any Dormant Company) to, consolidate with or merge with any other Person or convey, Transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person or liquidate or dissolve (except that if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) subject to Section 10.4, any Subsidiary may liquidate or dissolve if the Issuers determine in good faith that such liquidation or dissolution is in the best interests of the Issuers and is not materially disadvantageous to the holders of Notes, (ii) any Subsidiary (other than a Dormant Company) may merge with any Person that is not a Subsidiary if such Subsidiary is the surviving Person,
(iii) any Subsidiary may merge into another Subsidiary (other than a Dormant Company), provided, that if any party to such merger is a Guarantor (other than a Dormant Company), such Guarantor shall be the surviving Person, (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to an Issuer or to a Subsidiary (other than a Dormant Company); provided, that a Guarantor may only sell, lease or otherwise dispose of all or substantially all of its assets to an Issuer or another Guarantor (other than a Dormant Company), and (v) any Subsidiary may be sold so long as such sale is permitted under Section 10.4; provided, that any merger involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 10.10(b)), provided that the foregoing restriction does not apply to the consolidation or merger of either Issuer with, or the conveyance, transfer or lease of all or substantially all of the assets of either Issuer in a single transaction or series of transactions to, any Person so long as:

            (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, Transfer or lease all or substantially all of the assets of such Issuer as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States or any state thereof (including the District of Columbia);

            (b) if such Issuer is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and each other Financing Document to which such Issuer is a party (pursuant to such agreements and instruments governed by New York law and otherwise in form and substance as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

            (c) immediately prior to and after giving effect to such transaction no Default or Event of Default would exist.

No such conveyance, Transfer or lease of all or substantially all of the assets of either Issuer shall have the effect of releasing such Issuer or any Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under the Financing Documents to which such Issuer is a party.

      10.3. LIMITATION ON LIENS.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property (including, without limitation, any document or instrument in respect of goods or accounts receivable or book debts) of either of the Issuers or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits, except:

            (a) Liens for taxes or assessments or other governmental charges or levies not yet due and payable or which are being contested as permitted by Section 9.4;

            (b) statutory liens, common law liens, carriers', warehousemen's, mechanics', materialmen's, landlord's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations (other than Debt) which are not overdue for a period of more than sixty (60) days or which are actively being contested in good faith by appropriate proceedings and for which reasonable book reserves in accordance with GAAP have been established;

            (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, provided, however, that such Liens were not incurred or made in connection with the borrowing of money or the obtaining of advances or credit;

            (d) Liens incurred or deposits to secure the performance of bids, tenders, contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, provided, however, that such Liens were not incurred or made in connection with the borrowing of money or the obtaining of advances or credit;

            (e) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

            (f) Liens on any property of the Company and the Subsidiaries in existence on the date of the Closing including Liens securing the Notes and the Debt evidenced by the Bank Credit Agreement and other Liens so long as such Liens are described on Schedule 10.3; provided, such Lien shall not apply to any other property of either of the Issuers or any Subsidiary;

            (g) leases or subleases granted to others, zoning restrictions, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Issuers or any of their Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

            (h) any Lien created to secure all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by either of the Issuers or a Subsidiary after the date of the Closing, provided that

                  (i) any such Lien shall extend solely to the item or items of such property (or improvement thereon) so acquired or constructed (and replacement assets of the same type) and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                  (ii) the principal amount of the Debt secured by any such Lien shall at no time exceed an amount equal to 100% of the lesser of (A) the cost to such Issuer or such Subsidiary of the property (or improvement thereon) so acquired or constructed and (B) the Fair Market Value (as determined in good faith by the board of directors of such Issuer or such Subsidiary) of such property (or improvement thereon) at the time of such acquisition or construction, and

                  (iii) any such Lien shall be created contemporaneously with, or within 90 days after, the acquisition or construction of such property;

            (i) any Liens renewing extending or refunding any Lien permitted by the foregoing clauses (a) through (h), provided that

                  (i) the principal amount of Debt secured by such Lien
            immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced,

                  (ii) such Lien is not extended to any other property, and

                  (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

            (j) Liens created under the Pledge Agreement in favor of the Agent as collateral agent for the Creditors (as defined in the Pledge Agreement); and

            (k) other Liens (not otherwise permitted by clauses (a) through (j)) so long as the Debt secured by such Liens is permitted by Section 10.8.

      10.4. SALE OF ASSETS, ETC.

      Except as permitted under Section 10.2, neither Issuer will, and neither Issuer will permit any Subsidiary (other than any Dormant Company) to, make any Asset Disposition unless:

            (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of such Issuer or such Subsidiary; and

            (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

            (c) immediately after giving effect to the Asset Disposition, the aggregate Disposition Value of all Asset Dispositions made (i) during the period commencing with the first day of the then current Fiscal Year to and including the date of such Transfer does not exceed an amount equal to 5% of Consolidated Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company and (ii) during the period commencing on the date of the Closing to and including the date of such Transfer does not exceed an amount equal to 25% of Consolidated Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company; except that the Disposition Value of an Asset Disposition will be excluded from this clause (c) at such time as the Net Proceeds Amount with respect to such transaction is applied to a Property Reinvestment Application within 120 days after such Transfer.

      10.5. LEVERAGE RATIO.

      The Issuers will not, as of the last day of the fiscal quarter of the Company ending on (or closest to) each date specified below, permit the ratio of Consolidated Funded Debt outstanding on such day to Consolidated EBITDA for the four consecutive fiscal quarter period ending on such day to be greater than the ratio set forth below opposite such date:

               Fiscal Quarter Ending Dates                                    Ratio
---------------------------------------------------------                 ------------
September 30, 2003, December 31, 2003, March 31, 2004 and                 2.75 to 1.00
June 30, 2004

September 30, 2004, December 31, 2004,                 2.50 to 1.00
March 31, 2005, June 30, 2005, and the
last day of each fiscal quarter of the
Company thereafter if such last day is
subsequent to the DOJ Settlement Payment

September 30, 2005, if such date is                    2.25 to 1.00
prior to the DOJ Settlement Payment,
and the last day of each fiscal quarter
of the Company thereafter, if such last
day is prior to the DOJ Settlement
Payment

      10.6. FIXED CHARGES COVERAGE RATIO.

      The Issuers will not, as of the last day of the fiscal quarter of the Company ending on (or closest to) each date specified below, permit the Fixed Charges Coverage Ratio to be less than the ratio set forth below opposite such date:

    Fiscal Quarter Ending Dates                             Ratio
--------------------------------------                 ------------
September 30, 2003, December 31, 2003,                 1.25 to 1.00
March 31, 2004 and June 30, 2004

September 30, 2004 and the last day of                 1.50 to 1.00
each fiscal quarter of the Company
thereafter

      10.7. CONSOLIDATED NET WORTH.

      The Issuers will not, as of the last day of each fiscal quarter of the Company commencing with the fiscal quarter ending September 30, 2003, permit Consolidated Net Worth to be less than the sum of (a) $135,516,350, plus (b) an aggregate amount equal to 50% of its Consolidated Net Income (but, in each case, only if a positive number) accrued after December 31, 2002 plus (c) to the extent, but only to the extent that such aggregate amount was not included in the computation of Consolidated Net Worth for such period, 100% of the net proceeds received from the sale, pursuant to an effective registration statement, of the Company's capital stock (an "EQUITY OFFERING"); provided, that the net proceeds of an Equity Offering of a debt Security that is convertible into or exchangeable for capital stock of the Company or a debt Security that is issued with a warrant or other instrument to purchase capital stock of the Company shall not be required to be added under this clause (c) unless and until such debt Security is converted into or exchanged for, or such warrant or other instrument is exercised for, capital stock of the Company. For purposes of determining Consolidated Net Worth on any date after December 31, 2002, (i) any non-cash adjustment after December 31, 2002 (whether such adjustment is an increase or decrease) to shareholders' investment related to pension fund liabilities, (B) any non-cash adjustment after December 31, 2002 (whether such adjustment is an increase or decrease) to shareholders' investment related to goodwill and (C) any non-cash adjustment after December 31, 2002 (whether such adjustment is an increase or decrease) to shareholders' investment related to foreign currency translations shall, in each case, be excluded.

      10.8. PRIORITY DEBT.

      The Issuers will not, at any time, permit Priority Debt determined at such time to exceed 15% of Consolidated Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company.

      10.9. LINE OF BUSINESS.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, engage to any substantial extent in any business other than businesses of the type in which the Issuers and the Subsidiaries are engaged on the date of the Closing, as described in the Memorandum, and businesses reasonably related thereto or in furtherance thereof. Neither Issuer will permit (a) any Dormant Company to own any Material assets or have any outstanding Indebtedness or other Material liabilities and (b) the aggregate revenues and assets of the Dormant Companies at any time to be more than 1% of the aggregate revenue and assets of the Company and its Consolidated Subsidiaries.

      10.10. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS; ACQUISITIONS.

            (a) RESTRICTED PAYMENTS. Neither Issuer will, and neither Issuer will permit any Subsidiary to, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment (other than (i) Distributions payable by the Company solely in shares of any class of its capital stock; provided, that prior to, and immediately after giving effect to any such Distribution, no Default or Event of Default exists, and (ii) Restricted Payments made by any Subsidiary to either of the Issuers or any other Subsidiary (other than a Dormant Company) so long as Restricted Payments may only be made to an Obligor during the existence of a Default or an Event of Default), unless immediately after giving effect to such actions the aggregate amount of all Restricted Payments of the Company and the

Subsidiaries declared or made during the current Fiscal Year would not exceed 100% of Consolidated Net Income (if greater than $0) for the immediately preceding Fiscal Year and no Default or Event of Default would exist.

      (b) RESTRICTED INVESTMENTS; ACQUISITIONS. Neither Issuer will, and neither Issuer will permit any Subsidiary to, make or authorize any Restricted Investment or consummate any Acquisition; provided, that the following Restricted Investments and Acquisitions are permitted:

            (i) Guaranties; provided, that the aggregate principal amount of Indebtedness of Subsidiaries that are not Guarantors that is Guarantied by either of the Issuers or any Guarantor shall be subject to the limitations set forth in clause (iii) hereof;

            (ii) Investments made by any Consolidated Subsidiary (other than a Dormant Company) in either of the Issuers or any Guarantor;

            (iii) Investments made by either Issuer in the form of Indebtedness owed by any Consolidated Subsidiary to either Issuer and Guaranties by either Issuer of Indebtedness of any Consolidated Subsidiary; provided, that (A) the aggregate amount of Investments (determined at book value (except for Guaranties) without giving effect to any consolidation of accounts) by the Issuers in Indebtedness of any Consolidated Subsidiary (including by means of Guaranties thereof which shall be valued at the amount of their maximum contingent obligation) that is not a Guarantor (excluding Investments existing on the date of the Closing and which are identified on Schedule 10.10 hereto) shall not exceed an amount equal to 15% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company at the time of any such Investment) in any period of 12 consecutive months and not more than 50% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company at any time of determination) in the aggregate subsequent to the date of the Closing and (B) the aggregate amount of Investments (determined at book value (except for Guaranties) without giving effect to any consolidation of accounts) by the Issuers in Indebtedness of any single Consolidated Subsidiary (including by means of Guaranties thereof which shall be valued at the amount of their maximum contingent obligation) that is not a Guarantor (excluding Investments existing on the date of the Closing and which are identified on Schedule 10.10 hereto) shall not exceed at any time $10,000,000;

            (iv) loans or advances to employees, officers or directors of either Issuer or any Consolidated Subsidiary (other than a Dormant Company) in the ordinary course of business for travel, relocation and other business related expenses;

            (v) Investments permitted by Section 10.12;

            (vi) Permitted Investments;

            (vii) Permitted Acquisitions;

            (viii) other Investments existing on the date of the Closing and set forth on Schedule 10.10 (including Investments in Consolidated Subsidiaries); provided, that any Investment set forth on Schedule 10.10 consisting of Indebtedness owing by a Subsidiary that is not an Obligor to any Obligor or any other Consolidated Subsidiary may not be reborrowed after repayment;

            (ix) Investments in joint ventures that are not Subsidiaries made after the date of the Closing; provided, that (A) no Default or Event of Default shall exist prior to or after giving effect to such Investment and
      (B) the total amount of all Investments (determined at book value) made under this clause (ix) during the preceding 12 month period, when aggregated with such Investment, does not exceed the lesser of (1) $5,000,000 and (2) the result (if positive) of 10% of Consolidated Net Worth (determined as of the end of the then most recently ended fiscal quarter of the Company) minus the aggregate amount of Total Acquisition Consideration of all Acquisitions consummated by the Issuers and the Consolidated Subsidiaries during such preceding 12 month period; and

            (x) other Investments in and to any Domestic Subsidiary that is an Obligor (other than a Dormant Company).

      10.11. LIMITATIONS ON CERTAIN SUBSIDIARY ACTIONS.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, be a party to any contract, agreement or business arrangement that restricts or limits in any manner, or incur or permit to exist any restriction (other than customary restrictions imposed by corporate law) on, any Subsidiary's ability to
(i) create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, (ii) pay dividends or make other Distributions on or with respect to its capital stock to either of the Issuers or any Subsidiary, (iii) pay any Debt or other obligations owing to either of the Issuers or any Subsidiary or (iv) transfer property to either of the Issuers or any Subsidiary, except for such limitations or restrictions existing under or by reason of:

            (a) applicable law;

            (b) the Financing Documents or the Bank Credit Agreement or those agreements in the form existing on the date of the Closing and listed on
      Schedule 10.11;

            (c) customary restrictions and conditions of any contract relating to the Transfer of any Subsidiary permitted by this Agreement or any lease governing a leasehold interest of any Subsidiary; or

            (d) Liens permitted by Section 10.3.

      10.12. HEDGING ARRANGEMENTS.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, enter into any Swap, commodity, foreign exchange risk, currency risk, or other hedging or risk protection arrangements which are for speculative purposes or which are not effected in the ordinary course of business of such Issuer or such Subsidiary.

      10.13. ACCOUNTING CHANGES; CHANGE OF FISCAL YEAR.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, change its fiscal year end or make any significant change in accounting treatment or reporting practices, except as permitted or required by GAAP or as required by applicable law.

      10.14. MINIMUM CASH.

      At all times prior to the DOJ Settlement Payment, the Issuers will not, at any time, permit cash on hand to be less than $10,000,000 less any amount paid in satisfaction of the DOJ Settlement Payment.

      10.15. LITIGATION.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, settle or compromise, or enter into any agreement to settle or compromise, any pending or threatened suit, investigation, cause of action or other proceeding described in Schedule 5.8 with any Person or Governmental Authority, as to any single or related series of claims, involving payment by an Obligor or a Consolidated Subsidiary (or a group of them) of $10,000,000 or more, without obtaining the prior written consent of the Required Holders.

      10.16. AMENDMENTS TO ORGANIZATIONAL DOCUMENTS.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the holders of Notes under its articles or certificate of incorporation, bylaws or other organizational documents.

      10.17. NO LIMITATION ON PREPAYMENTS OR AMENDMENTS TO CERTAIN FINANCING DOCUMENTS.

      Neither Issuer will, and neither Issuer will permit any Subsidiary to, be a party to any agreement or instrument limiting its rights (a) to make payments or prepayments on the Notes, whether optional or mandatory, under this Agreement or (b) to amend or waive any term or provision of this Agreement, the Notes or the Guaranty Agreement.

      11. EVENTS OF DEFAULT.

      An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

            (a) either Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

            (b) either Issuer defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

            (c) either Issuer defaults in the performance of or compliance with any term contained in Sections 7.1, 7.2, 9.6, 9.10 and 10; or

            (d) either of the Issuers or any Subsidiary defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) or in any other Financing Document (other than the Sharing Agreement) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

            (e) any representation or warranty made in writing by or on behalf of any Obligor or any other Subsidiary or by any officer of any Obligor in this Agreement or any other Financing Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

            (f) (i) any Obligor or any other Consolidated Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 (or its equivalent) beyond any period of grace provided with respect thereto, or (ii) any Obligor or any other Consolidated Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or
      (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor or any other Consolidated Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000 (or its equivalent), or (y) one or more Persons have the right to require an Obligor or any other Consolidated Subsidiary so to purchase or repay such Indebtedness; or

            (g) any Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors,
      (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as bankrupt or insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

            (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property (or any such Person is appointed by one or more creditors of any Obligor or any Subsidiary), or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency, law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor or any Subsidiary, or any such petition shall be filed against any Obligor or any Subsidiary and such petition shall not be dismissed within 60 days; or

            (i) a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (or its equivalent) are rendered against one or more of the Obligors or any other Consolidated Subsidiary and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

            (j) any non-monetary judgment shall have been rendered against any Obligor or other Consolidated Subsidiary that could reasonably be expected to have a Material Adverse Effect and there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) any Financing Document shall for any reason cease to be valid and binding on, or enforceable against, any Obligor that is a party thereto or any Obligor shall so state in writing, or any Obligor or other Person shall challenge the validity of or seek to terminate any Financing Document or any provision of this Agreement or the Notes; or

            (l) any Obligor or any other Consolidated Subsidiary is enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting all or a material part of its business and such order continues for more than 30 days; or

            (m) a Change in Control shall occur or exist; or

            (n) an "Event of Default" under and as defined in the Bank Credit Agreement shall have occurred; or

            (o) if (i) any US Plan shall fail to satisfy the minimum funding standards of ERISA or the US Tax Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the US Tax Code, (ii) a notice of intent to terminate any US Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any US Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a US Plan may become a subject of any such proceedings, (iii) there shall exist with respect to any US Plan an "accumulated funding deficiency" (as defined in section 412 of the US Tax Code or section 302 of ERISA, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the US Tax Code relating to employee benefit plans, or (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; and any such event or events described in clauses (i) through (v) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(o), the term "EMPLOYEE BENEFIT PLAN" shall have the meaning assigned to such term in section 3 of ERISA.

12. REMEDIES ON DEFAULT, ETC.

      12.1. ACCELERATION.

            (a) If an Event of Default described in paragraph (g) or (h) of
      Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

            (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

            (c) If any Event of Default described in paragraph (a) or (b) of
      Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

      Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. Each of the Issuers acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuers (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuers in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

      12.2. OTHER REMEDIES.

      If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

      12.3. RESCISSION.

      At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Issuers have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

      12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

      No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Issuers under Section 15, the Issuers will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

      13.1. REGISTRATION OF NOTES.

      The Issuers shall keep at the Company's principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuers shall not be affected by any notice or knowledge to the contrary. The Issuers shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2. TRANSFER AND EXCHANGE OF NOTES.

      Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuers shall execute and deliver, at the Issuers' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuers may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000 and there shall be no more than twenty-five holders of Notes at any time, provided that any group of two or more holders whose investments in the Notes are managed by the same Person shall be deemed to be one holder of Notes solely for purposes of determining whether such limitation on the number of holders has been exceeded, provided further that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Subject to the provisions of this Section 13.2, any Purchaser may transfer or exchange any Note if, in the case of a transfer, the representations set forth in Section 6.1 (except that a transferee shall not be deemed to have made the representation that its purchase of such Notes is not with a view to distribution thereof) and Section 6.2 are true and correct, with the word "Purchaser" used in such section referring to the transferee. The Company shall not be obligated to register a transfer of Notes pursuant to this Section 13.2 if the transferee has given notice to the Company of the names of employee benefit plans pursuant to Section 6.2(c) or Section 6.2(g) and the Company has determined that an acquisition of Notes by the insurance company pooled separate account or bank collective investment fund in which such employee benefit plans have an interest, or by the employee benefit plan disclosed pursuant to Section 6.2(g), is reasonably likely to result in a transaction prohibited by section 406 of ERISA, provided that the Company gives notice of such determination to the registered holder of such Notes and the proposed transferee within 5 Business Days after delivery to the Company of such notice setting forth the names of the relevant employee benefit plans and a brief written description of the prohibited transaction that the Company has determined is reasonably likely to result from such transfer.

      13.3. REPLACEMENT OF NOTES.

      Upon receipt by the Issuers of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

            (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

            (b) in the case of mutilation, upon surrender and cancellation thereof,

the Issuers at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14. PAYMENTS ON NOTES.

      14.1. PLACE OF PAYMENT.

      Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Atlanta, Georgia at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

      14.2. HOME OFFICE PAYMENT.

      So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuers will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below each Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuers made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by it pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuers in exchange for a new Note or Notes pursuant to Section 13.2. The Issuers will afford the benefits of this
Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section 14.2.

15. EXPENSES, ETC.

      15.1. TRANSACTION EXPENSES.

      Whether or not the transactions contemplated hereby are consummated, the Issuers will pay all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or any other Financing Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or any other Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or any other Financing Document, or by reason of being a holder of any Note, and (b) the costs and expenses, including, without limitation, financial advisors' and accountants' fees, incurred in connection with the insolvency or bankruptcy of either of the Issuers or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Issuers will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by any Purchaser).

      The Issuers will promptly pay or reimburse each Purchaser or holder of a Note (upon demand, in accordance with each such Purchaser's or holder's written instructions) for all fees and costs paid or payable by such Purchaser or holder to the SVO in connection with the initial filing of this Agreement and all related documents and financial information, and all subsequent annual and interim filings of documents and financial information related to this Agreement, with the SVO or any successor organization acceding to the authority thereof.

      15.2. SURVIVAL.

      The joint and several obligations of the Issuers under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or any other Financing Document, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

      All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Financing Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any Financing Document shall be deemed representations and warranties of the Issuers under this Agreement. Subject to the preceding sentence, this Agreement and the other Financing Documents embody the entire agreement and understanding among each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

      17.1. REQUIREMENTS.

      This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuers and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to each Purchaser unless consented to by each Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or change the rate or the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

      17.2. SOLICITATION OF HOLDERS OF NOTES.

            (a) Solicitation. The Issuers will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Issuers will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

            (b) Payment. Neither Issuer will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

      17.3. BINDING EFFECT, ETC.

      Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon each of the Issuers without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between either Issuer and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      17.4. NOTES HELD BY THE ISSUERS, ETC.

      Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either of the Issuers or any of its Affiliates shall be deemed not to be outstanding.

18. NOTICES.

      All notices and communications provided for hereunder shall be in writing and sent (i) by telecopy if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service (charges prepaid), or (ii) by registered or certified mail with return receipt requested (postage prepaid), or (iii) by a nationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

            (a) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Issuers in writing,

            (b) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

            (c) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Joe Caporaso at fax number 404-845-

      3127, or at such other address as the Company shall have specified to the holder of each Note in writing; or

            (d) if to the Co-Issuer, to the Co-Issuer at the address specified in clause (c) above (or such other address as the Co-Issuer shall have specified to the holder of each Note in writing).

Notices under this Section 18 will be deemed given only when actually received.

19. REPRODUCTION OF DOCUMENTS.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) Financing Documents and documents received by each Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to each Purchaser, may be reproduced by each Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Purchaser may destroy any original document so reproduced. The Issuers agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Issuers or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20. CONFIDENTIAL INFORMATION.

      For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to any Purchaser by or on behalf of either of the Issuers or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Issuers or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on its behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Issuers or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to it, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which such Purchaser offers to purchase any Security of either Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Issuers in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuers embodying the provisions of this Section 20.

21. SUBSTITUTION OF PURCHASER.

      Each Purchaser shall have the right to substitute, prior to the Closing, any one of its Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Issuers, which notice shall be signed by such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6 as to such Affiliates and an affirmation of the acknowledgment contained in such Notes. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to such Purchaser all of the Notes then held by such Affiliate in accordance with Section 13.2, upon the effectiveness of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to the original Purchaser, and such Purchaser shall have all the rights of an original holder of the Notes under this Agreement.

22. MISCELLANEOUS.

      22.1. SUCCESSORS AND ASSIGNS.

      All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

      22.2. PAYMENTS DUE ON NON-BUSINESS DAYS.

      Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

      22.3. SEVERABILITY.

      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

      22.4. CONSTRUCTION.

      Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

      22.5. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

      22.6. JURISDICTION; SERVICE OF PROCESS.

      EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY NOTE OR OTHER FINANCING DOCUMENT, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH THEREOF, BROUGHT BY ANY HOLDER OF A NOTE AGAINST ANY OBLIGOR OR ANY OF ITS PROPERTY, MAY BE BROUGHT BY SUCH HOLDER OF A
NOTE IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN AS SUCH HOLDER OF A NOTE MAY IN ITS SOLE DISCRETION ELECT, AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF EACH SUCH COURT; AND AGREES THAT PROCESS SERVED EITHER PERSONALLY OR BY REGISTERED MAIL SHALL, TO THE EXTENT PERMITTED BY LAW, CONSTITUTE ADEQUATE SERVICE OF PROCESS IN ANY SUCH SUIT. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY NOTE OR OTHER FINANCING DOCUMENT BROUGHT IN THE SAID COURTS, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF A NOTE TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES, IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE ISSUERS, IN SUCH OTHER JURISDICTION, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

      22.7. GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      22.8. WAIVER OF TRIAL BY JURY.

      TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE FINANCING DOCUMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

   [Remainder of page intentionally left blank; next page is signature page.]

      If each Purchaser is in agreement with the foregoing please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Issuers, whereupon the foregoing shall become a binding agreement between the Purchasers and the Issuers.

                                         Very truly yours,

                                         CRAWFORD & COMPANY

                                         By: /s/ John F. Giblin
                                         ---------------------------------------
                                         Name:  John F. Giblin
                                         Title: Executive Vice President

                                         CRAWFORD & COMPANY INTERNATIONAL, INC.

                                         By: /s/ John  F. Giblin
                                         ---------------------------------------
                                         Name:  John F. Giblin
                                         Title: Executive Vice President

The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Billy Greer
----------------------------
Name:  Billy Greer
Title: Vice President

PRUCO LIFE INSURANCE COMPANY

By: /s/ Billy Greer
----------------------------
Name:   Billy Greer
Title:  Vice President

PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

By: /s/ Billy Greer
-----------------------------
Name:   Billy Greer
Title:  Vice President

RGA REINSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY
BY: PRUDENTIAL PRIVATE PLACEMENT INVESTORS, L.P.,
    AS INVESTMENT ADVISOR
    BY: PRUDENTIAL PRIVATE PLACEMENT INVESTORS, INC.,
        GENERAL PARTNER

                By: /s/ Billy Greer
                ---------------------------------------
                Name:  Billy Greer
                Title: Vice President

                                   SCHEDULE A

PURCHASER NAME                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------                                   -------------------------------------------
Name in Which Notes are to be Registered         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note Registration Number; Principal Amount       R-1; $20,782,000

Payment on Account of Note
            Method                               Federal Funds Wire Transfer
            Account Information                  Bank of New York
                                                 New York, New York
                                                 ABA No.: 021-000-018
                                                 Account No. ____________
                                                 Re:  (see "Accompanying Information" below)

Accompanying Information                         Names of Issuers:  CRAWFORD & COMPANY
                                                                    CRAWFORD & COMPANY
                                                                    INTERNATIONAL, INC.

                                                 Description of     6.08% Senior Guarantied Notes
                                                 Security:          Due October 10, 2010

                                                 PPN:               22464# AA 7

                                                 Accompanying       Due Date and Application (as among
                                                 Information:       principal, Make-Whole Amount and
                                                                    interest) of the payment being made

Address for Notices Related to Payments          The Prudential Insurance Company of America
                                                 c/o Prudential Investment Management, Operations & Systems
                                                 Gateway Center Two, 10th Floor
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102
                                                 Attention: Manager, Billings and Collections

                                                 For telephonic prepayment notices:
                                                 Manager, Trade Management Group
                                                 Tel: 973-802-4222
                                                 Fax: 800-224-2278

Address for All Other Notices (including         The Prudential Insurance Company of America
copies of all notices relating to payments)      c/o Prudential Capital Group
                                                 1170 Peachtree Street, Suite 500
                                                 Atlanta, GA  30309
                                                 Fax: 404-870-3741
                                                 Attn: Managing Director

                                  Schedule A-1

PURCHASER NAME                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------                                   -------------------------------------------
Signature Block                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                                 By: __________________________________

Instructions re Delivery of Notes                The Prudential Insurance Company of America
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, New York 10036
                                                 Attn: Suzanne Lui, Esq.

Tax Identification Number                        22-1211670

                                  Schedule A-2

PURCHASER NAME                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------                                   -------------------------------------------
Name in Which Notes are to be Registered         THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

Note Registration Number; Principal Amount       R-2; $9,650,000

Payment on Account of Note
                  Method                         Federal Funds Wire Transfer
                  Account Information            Bank of New York
                                                 New York, New York
                                                 ABA No.: 021-000-018
                                                 Account No. ____________
                                                 Re: (see "Accompanying Information" below)

Accompanying Information                         Names of Issuers: CRAWFORD & COMPANY
                                                                   CRAWFORD & COMPANY
                                                                   INTERNATIONAL, INC.

                                                 Description of    6.08% Senior Guarantied Notes
                                                 Security:         Due October 10, 2010

                                                 PPN:              22464# AA 7

                                                 Accompanying      Due Date and Application (as among
                                                 Information:      principal, Make-Whole Amount and interest)
                                                                   of the payment being made

Address for Notices Related to Payments          The Prudential Insurance Company of America
                                                 c/o Prudential Investment Management, Operations & Systems
                                                 Gateway Center Two, 10th Floor
                                                 100 Mulberry Street
                                                 Newark, New Jersey 07102
                                                 Attention: Manager, Billings and Collections

                                                 For telephonic prepayment notices:
                                                 Manager, Trade Management Group
                                                 Tel: 973-802-4222
                                                 Fax: 800-224-2278

Address for All Other Notices (including         The Prudential Insurance Company of America
copies of all notices relating to payments)      c/o Prudential Capital Group
                                                 1170 Peachtree Street, Suite 500
                                                 Atlanta, GA  30309
                                                 Fax: 404-870-3741
                                                 Attn: Managing Director

Signature Block                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                                 By: __________________________________

                                  Schedule A-3

PURCHASER NAME                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
--------------                                   -------------------------------------------
Instructions re Delivery of Notes                The Prudential Insurance Company of America
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, New York 10036
                                                 Attn: Suzanne Lui, Esq.

Tax Identification Number                        22-1211670

                                  Schedule A-4

PURCHASER NAME                                   PRUCO LIFE INSURANCE COMPANY
--------------                                   ----------------------------
Name in Which Notes are to be Registered         PRUCO LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount       R-3; $3,218,000

Payment on Account of Note
                  Method                         Federal Funds Wire Transfer
                  Account Information            Bank of New York
                                                 New York, New York
                                                 ABA No.: 021-000-018
                                                 Account No. ____________
                                                 Re:   (see "Accompanying Information" below)

Accompanying Information                         Names of Issuers:  CRAWFORD & COMPANY
                                                                    CRAWFORD & COMPANY
                                                                    INTERNATIONAL, INC.

                                                 Description of     6.08% Senior Guarantied Notes
                                                 Security:          Due October 10, 2010

                                                 PPN:               22464# AA 7

                                                 Accompanying       Due Date and Application (as among
                                                 Information:       principal, Make-Whole Amount and
                                                                    interest) of the payment being made

Address for Notices Related to Payments          Pruco Life Insurance Company
                                                 c/o Prudential Investment Management, Operations & Systems
                                                 Gateway Center Two, 10th Floor
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102
                                                 Attention: Manager, Billings and Collections

                                                 For telephonic prepayment notices:
                                                 Manager, Trade Management Group
                                                 Tel: 973-802-4222
                                                 Fax: 800-224-2278

Address for All Other Notices (including         The Prudential Insurance Company of America
copies of all notices relating to payments)      c/o Prudential Capital Group
                                                 1170 Peachtree Street, Suite 500
                                                 Atlanta, GA  30309
                                                 Fax: 404-870-3741
                                                 Attn: Managing Director

Signature Block                                  PRUCO LIFE INSURANCE COMPANY

                                                 By: __________________________________

                                  Schedule A-5

PURCHASER NAME                                   PRUCO LIFE INSURANCE COMPANY
--------------                                   ----------------------------
Instructions re Delivery of Notes                The Prudential Insurance Company of America
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, New York 10036
                                                 Attn: Suzanne Lui, Esq.

Tax Identification Number                        22-1944557

                                  Schedule A-6

PURCHASER NAME                                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
--------------                                   ------------------------------------------
Name in Which Notes are to be Registered         PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

Note Registration Number; Principal Amount       R-4; $1,000,000

Payment on Account of Note
                  Method                         Federal Funds Wire Transfer
                  Account Information            Bank of New York
                                                 New York, New York
                                                 ABA No.: 021-000-018
                                                 Account No. ____________
                                                 Re:   (see "Accompanying Information" below)

Accompanying Information                         Names of Issuers: CRAWFORD & COMPANY
                                                                   CRAWFORD & COMPANY
                                                                   INTERNATIONAL, INC.

                                                 Description of    6.08% Senior Guarantied Notes
                                                 Security:         Due October 10, 2010

                                                 PPN:              22464# AA 7

                                                 Accompanying      Due Date and Application (as among
                                                 Information:      principal, Make-Whole Amount and
                                                                   interest) of the payment being made

Address for Notices Related to Payments          Pruco Life Insurance Company of New Jersey
                                                 c/o Prudential Investment Management, Operations & Systems
                                                 Gateway Center Two, 10th Floor
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102
                                                 Attention:  Manager, Billings and Collections

                                                 For telephonic prepayment notices:
                                                 Manager, Trade Management Group
                                                 Tel: 973-802-4222
                                                 Fax: 800-224-2278

Address for All Other Notices (including         The Prudential Insurance Company of America
copies of all notices relating to payments)      c/o Prudential Capital Group
                                                 1170 Peachtree Street, Suite 500
                                                 Atlanta, GA  30309
                                                 Fax: 404-870-3741
                                                 Attn:  Managing Director

Signature Block                                  PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY

                                                 By: __________________________________

                                  Schedule A-7

PURCHASER NAME                                   PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
--------------                                   ------------------------------------------
Instructions re Delivery of Notes                The Prudential Insurance Company of America
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, New York 10036
                                                 Attn: Suzanne Lui, Esq.

Tax Identification Number                        22-2426091

                                  Schedule A-8

PURCHASER NAME                                   RGA REINSURANCE COMPANY
--------------                                   -----------------------
Name in Which Notes are to be Registered         HARE & CO.

Note Registration Number; Principal Amount       R-5; $8,100,000

Payment on Account of Note
                  Method                         Federal Funds Wire Transfer
                  Account Information            Bank of New York
                                                 New York, New York
                                                 ABA No.:  021-000-018
                                                 Account No. ______ RGA Private Placement Account
                                                 Re:  (see "Accompanying Information" below)

Accompanying Information                         Names of Issuers: CRAWFORD & COMPANY
                                                                   CRAWFORD & COMPANY
                                                                   INTERNATIONAL, INC.

                                                 Description of    6.08% Senior Guarantied Notes
                                                 Security:         Due October 10, 2010

                                                 PPN:              22464# AA 7

                                                 Accompanying      Due Date and Application (as among
                                                 Information:      principal, Make-Whole Amount and
                                                                   interest) of the payment being made

Address for Notices Related to Payments          RGA Reinsurance Company
                                                 1370 Timberlake Manor Parkway
                                                 Chesterfield, MO  63017-6039
                                                 Attn: Banking Department

Address for All Other Notices                    Prudential Private Placement Investors, L.P.
                                                 Gateway Center Four
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102
                                                 Attention:  Mr. Albert Trank, Senior Vice President
                                                 Tel: 973-802-8608
                                                 Fax: 973-624-6432

Signature Block                                  RGA REINSURANCE COMPANY
                                                 By:    Prudential Private Placement Investors, L.P.,
                                                        As Investment Advisor
                                                        By: Prudential Private Placement Investors,
                                                            Inc., General Partner

                                                        By: __________________________________

Instructions re Delivery of Notes                The Prudential Insurance Company of America
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, New York 10036
                                                 Attn: Suzanne Lui, Esq.

                                  Schedule A-9

PURCHASER NAME                                   RGA REINSURANCE COMPANY
--------------                                   -----------------------
Tax Identification Number                        43-1235868

                                 Schedule A-10

PURCHASER NAME                                   RELIASTAR LIFE INSURANCE COMPANY
--------------                                   --------------------------------
Name in Which Notes are to be Registered         RELIASTAR LIFE INSURANCE COMPANY

Note Registration Number; Principal Amount       R-6; $7,250,000

Payment on Account of Note
                  Method                         Federal Funds Wire Transfer
                  Account Information            Bank of New York
                                                 New York, New York
                                                 ABA No.:  021-000-018
                                                 IOC566 - Inst'l Custody
                                                 Ref: ReliaStar Life Insurance Company, Account No. ______
                                                      and "Accompanying Information" below.

Accompanying Information                         Names of Issuers: CRAWFORD & COMPANY
                                                                   CRAWFORD & COMPANY
                                                                   INTERNATIONAL, INC.

                                                 Description of    6.08% Senior Guarantied Notes
                                                 Security:         Due October 10, 2010

                                                 PPN:              22464# AA 7

                                                 Accompanying      Due Date and Application (as among
                                                 Information:      principal, Make-Whole Amount and
                                                                   interest) of the payment being made

Address for Notices Related to Payments          ING Investment Management LLC
                                                 5780 Powers Ferry Road, NW, Suite 300
                                                 Atlanta, GA  30327-4349
                                                 Attn: Securities Accounting
                                                 Fax: 770-690-4899

Address for All Other Notices (including         Prudential Private Placement Investors, L.P.
copies of all notices relating to payments)      Gateway Center Four
                                                 100 Mulberry Street
                                                 Newark, New Jersey  07102
                                                 Attention:  Mr. Albert Trank, Senior Vice President
                                                 Tel: 973-802-8608
                                                 Fax: 973-624-6432

Signature Block                                  RELIASTAR LIFE INSURANCE COMPANY
                                                 By:  Prudential Private Placement Investors, L.P.,
                                                      As Investment Advisor
                                                      By: Prudential Private Placement Investors,
                                                          Inc., General Partner

                                                      By: __________________________________

                                 Schedule A-11

PURCHASER NAME                                   RELIASTAR LIFE INSURANCE COMPANY
--------------                                   --------------------------------
Instructions re Delivery of Notes                The Prudential Insurance Company of America
                                                 1114 Avenue of the Americas, 30th Floor
                                                 New York, New York 10036
                                                 Attn: Suzanne Lui, Esq.

Tax Identification Number                        41-0451140

                                 Schedule A-12

                                   SCHEDULE B

                                  DEFINED TERMS

      As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

      "ACQUISITION" means any acquisition, whether by cash, stock (or other equity purchase), asset purchase, merger, consolidation or otherwise of a Person, all or substantially all of the property of a Person or a business line or division of a Person.

      "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of either of the Issuers or any Subsidiary or any Person of which one or more of the Issuers and the Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of an Issuer.

      "AGENT" means SunTrust Bank or its successors or assigns acting as administrative agent for all lenders under the Bank Credit Agreement.

      "AGREEMENT, THIS" is defined in Section 17.3.

      "APPLICABLE PLEDGE AMOUNT" means, in respect of the amount of capital stock or other equity interest of any Foreign Subsidiary to be pledged to the Agent, for the benefit of the holders of Notes, pursuant to the Pledge Agreement, the lesser of (a) 65% of all outstanding capital stock or other equity interest of such Foreign Subsidiary and (b) the total amount of all outstanding capital stock or other equity interest of such Foreign Subsidiary owned by the Issuers and their other Subsidiaries.

      "ASSET DISPOSITION" means any Transfer (including, without limitation, a Transfer in connection with a Sale and Leaseback Transaction) except:

      (a) any

                                  Schedule B-1

            (i) Transfer from a Subsidiary to an Issuer or a Wholly-Owned Subsidiary (other than a Dormant Company);

            (ii) Transfer from an Issuer to a Wholly-Owned Subsidiary (other than a Dormant Company) ; and

            (iii) Transfer from an Issuer to a Subsidiary (other than a Wholly-Owned Subsidiary that is not a Dormant Company) or from a Subsidiary to another Subsidiary (other than a Dormant Company), which in either case is for Fair Market Value, so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

      (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials of a type no longer required in the operation of the business of an Issuer or any Subsidiary or that are obsolete.

      "ATTRIBUTABLE DEBT" means as to any particular lease relating to a Sale and Leaseback Transaction, the greater of (a) the present value of all Lease Rentals required to be paid by the Company or any Subsidiary under such lease during the remaining term thereof (determined in accordance with generally accepted financial practice using a discount factor equal to the interest rate implicit in such lease if known or, if not known, of 8% per annum) and (b) the Fair Market Value of the property subject to such Sale and Leaseback Transaction as determined at the time of consummation of such Sale and Leaseback Transaction.

      "BANK CREDIT AGREEMENT" means the Revolving Credit Agreement by and among the Company and the Co-Issuer as borrowers, the Agent and the various lenders party thereto, dated the date of the Closing, as amended from time to time, together with all agreements and documents related thereto as the same may be refinanced or refunded from time to time in accordance with the provisions thereof and hereof (except that "Bank Credit Agreement" shall mean the Revolving Credit Agreement in effect on the date of the Closing where so specified).

      "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Atlanta, Georgia or New York, New York are required or authorized to be closed.

                                  Schedule B-2

      "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

      "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

      "CHANGE IN CONTROL" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or "group" (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission from time to time issued thereunder); (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (as defined immediately above) of 30% or more of the outstanding shares of the voting stock of the Company; (c) the Company ceases to own 100% of the outstanding capital stock of the Co-Issuer; or (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by persons who were neither (i) nominated by the then current board of directors or (ii) appointed by directors so nominated.

      "CLOSING" is defined in Section 3.

      "CO-ISSUER" is defined in the introductory paragraph of this Agreement.

      "COMPANY" is defined in the introductory paragraph of this Agreement.

      "CONFIDENTIAL INFORMATION" is defined in Section 20.

      "CONSOLIDATED EBITDA" means, for any period, the sum of:

      (a) Consolidated Net Income for such period; plus

      (b) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the amount of:

            (i) Consolidated Interest Expense for such period;

            (ii) with respect to the pending litigation involving the Department of Justice as described in Schedule 5.8, any non-recurring charges related to the costs and settlement of such litigation (including the DOJ Settlement Payment), provided that the amount added back to Consolidated Net Income

                                  Schedule B-3
      subsequent to the date of the Closing pursuant to this clause (ii) does not exceed $10,000,000 (or its equivalent);

            (iii) income tax expense, depreciation expense and amortization expense of the Issuers and their Consolidated Subsidiaries, in each case, for such period; and

            (iv) other non-cash charges as approved by the Required Holders (including, if so approved, non-cash charges for such period taken for the impairment of goodwill in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" issued by the Financial Accounting Standards Board) minus

      (c) all software costs that are capitalized in respect of such period (other than software purchased or acquired from software vendors),

in each case determined on a consolidated basis in accordance with GAAP for such period.

      "CONSOLIDATED EBITR" means, for any period, the sum of:

      (a) Consolidated Net Income for such period; plus

      (b) to the extent, and only to the extent, that such amount was deducted in the computation of Consolidated Net Income for such period, the amount of:

            (i) Consolidated Interest Expense for such period;

            (ii) with respect to the pending litigation involving the Department of Justice as described in Schedule 5.8, any non-recurring charges related to the costs and settlement of such litigation (including the DOJ Settlement Payment), provided that the amount added back to Consolidated Net Income subsequent to the date of the Closing pursuant to this clause
      (ii) does not exceed $10,000,000 (or its equivalent);

            (iii) income tax expense of the Issuers and their Consolidated Subsidiaries, in each case, for such period;

            (iv) Consolidated Lease Expense for such period; and

            (v) other non-cash charges as approved by the Required Holders (including, if so approved, non-cash charges for such period taken for the impairment of goodwill in accordance with Statement of Financial

                                  Schedule B-4

      Accounting Standards No. 142 "Goodwill and Other Intangible Assets" issued by the Financial Accounting Standards Board) minus

      (c) all software costs that are capitalized in respect of such period (other than software purchased or acquired from software vendors),

      in each case determined on a consolidated basis in accordance with GAAP for such period.

      "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, the total of all Indebtedness of the Issuers and their Consolidated Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Issuers and their Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Issuers and their Subsidiaries in accordance with GAAP.

      "CONSOLIDATED INTEREST EXPENSE" means, for the Issuers and their Consolidated Subsidiaries, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Issuers and their Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Issuers and their Consolidated Subsidiaries in accordance with GAAP): (a) all interest paid in cash in respect of Debt of the Issuers and their Subsidiaries (including, however, imputed interest on Capital Lease Obligations whether paid in cash or capitalized or expensed during such period) and (b) the net amount payable (or minus the net amount receivable) under Swaps during such period (whether or not actually paid or received during such period).

      "CONSOLIDATED LEASE EXPENSE" means, for the Issuers and their Consolidated Subsidiaries, with respect to any period, the sum of the fixed and contingent Lease Rentals determined on a consolidated basis in accordance with GAAP for such period, provided that, if at the date of determination, any such rental or other obligations (or portion thereof) are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (or such portion thereof) (a) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (b) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer on a reasonable basis and in good faith.

      "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Issuers and their Consolidated Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after

                                  Schedule B-5
eliminating all offsetting debits and credits between the Issuers and their Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Issuers and their Subsidiaries in accordance with GAAP, provided that there shall be excluded (to the extent otherwise included therein):

      (a) any extraordinary gains or losses,

      (b) any gains resulting from any write-up of any assets (but not any loss resulting from any write-down of any assets),

      (c) the income (or loss) of any Person (other than a Subsidiary) in which the Issuers or any Consolidated Subsidiary has an ownership interest, except to the extent that any such income has been actually received by either of the Issuers or such Consolidated Subsidiary in the form of cash dividends or similar cash distributions,

      (d) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with an Issuer or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition, and

      (e) the undistributed earnings of any Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

      "CONSOLIDATED NET WORTH" means, at any time,

      (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and the Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and the Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and the Subsidiaries as of such time prepared in accordance with GAAP, minus,

      (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries,

                                  Schedule B-6

      "CONSOLIDATED SUBSIDIARY" means, at any date, any Person that, in accordance with GAAP, would or should be consolidated in the Company's consolidated financial statements on such date.

      "DEBT" means, with respect to any Person, without duplication,

      (a) its liabilities for borrowed money;

      (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

      (c) its Capital Lease Obligations;

      (d) its liabilities (whether or not contingent) for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

      (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

      Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

      "DEFAULT RATE" means that rate of interest that is the greater of (a) 8.08% per annum or (b) 2% over the rate of interest publicly announced by The Bank of New York in New York, New York as its "base" or "prime" rate.

      "DISPOSITION VALUE" means, at any time, with respect to any property

      (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                                  Schedule B-7

      (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

      "DISTRIBUTION" means, in respect of any Person:

      (a) dividends or other distributions or payments on capital stock or other equity interests of such Person (except distributions in such stock or other equity interest); and

      (b) the redemption or acquisition of such stock or other equity interests or of warrants, rights or other options to purchase such stock or other equity interests (except when solely in exchange for such stock or other equity interests) unless made, contemporaneously, from the net proceeds of a sale of such stock or other equity interests.

      "DOJ SETTLEMENT PAYMENT" means the payment and satisfaction in full by the Issuers of all claims made by the Department of Justice or any Governmental Authority in respect of the Department of Justice litigation described in
Schedule 5.8.

      "DOLLARS" OR "$" means the lawful currency of the United States of America.

      "DOMESTIC SUBSIDIARY" means a direct or indirect Subsidiary of an Issuer organized under the laws of, or holding any assets located in any jurisdiction of, the United States of America, any State thereof or the District of Columbia.

      "DORMANT COMPANY" means each of the Subsidiaries of the Company specifically designated as "dormant" on Schedule 5.4 hereto, as amended from time to time.

      "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

                                  Schedule B-8

      "ENVIRONMENTAL LIABILITY" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of either Issuer or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            As used in this definition, "RELEASE" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

      "EQUITY OFFERING" is defined in Section 10.7.

      "EQUIVALENT" means, on any given date when one currency (the "FIRST CURRENCY") of a certain amount is denominated in another currency (the "SECOND CURRENCY"), the amount of the First Currency which could be purchased with the amount of the Second Currency at the spot rate of exchange quoted by The Bank of New York at or about 9:15 a.m. (New York time) on such date for the purchase of the First Currency with the Second Currency.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with an Issuer (a) under Section 414(b) or (c) of the US Tax Code or (b) solely for the purpose of section 302 of ERISA and section 412 of the US Tax Code, under section 414 of the US Tax Code.

      "EVENT OF DEFAULT" is defined in Section 11.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "FAIR MARKET VALUE" means, at any time with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

                                  Schedule B-9

      "FINANCING DOCUMENTS" means the Notes, this Agreement, the Guaranty Agreement, the Sharing Agreement and the Pledge Agreement, as each may be amended, restated or otherwise modified from time to time.

      "FISCAL YEAR" means the 12 month period of the Company ending on the 31st day of December in each year.

      "FIXED CHARGES" means, with respect to the Issuers and their Consolidated Subsidiaries for any period, the sum of (a) Consolidated Interest Expense for such period and (b) Consolidated Lease Expense for such period.

      "FIXED CHARGES COVERAGE RATIO" means, as of the last day of each fiscal quarter, the ratio of (a) Consolidated EBITR for the period of four consecutive fiscal quarters ending on such day to (b) Fixed Charges for such period.

      "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of, or holding any assets located in (other than inventory it has acquired for shipment to the United States), any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

      "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

      "GOVERNMENTAL AUTHORITY" means

      (a) the government of

            (i) the United States of America or any State or other political subdivision thereof, or

            (ii) any jurisdiction in which either of the Issuers or any Subsidiary other than any Dormant Company conducts all or any part of its business, or which asserts jurisdiction over any properties of either of the Issuers or any Subsidiary other than any Dormant Company, or

      (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

      "GUARANTORS" means each Initial Guarantor and each other Person that enters into the Guaranty Agreement pursuant to Section 9.6(a).

                                 Schedule B-10

      "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

      (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

      (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

      (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

      (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

      "GUARANTY AGREEMENT" is defined in Section 4.10.

      "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

      "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Issuers pursuant to Section 13.1.

      "INDEBTEDNESS" means, with respect to any Person at any time, without duplication,

                                 Schedule B-11

            (a) its obligations for borrowed money (whether evidenced by bonds, debentures, notes or similar instruments);

            (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) its Capital Lease Obligations;

            (d) its liabilities (whether or not contingent) in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (e) its liabilities (whether or not contingent) for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

            (f) its redemption obligations (whether or not contingent) in respect of redeemable capital stock or other Security of such Person;

            (g) any off-balance sheet liability it has retained in connection with asset securitization programs, synthetic leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries;

            (h) Swaps of such Person; and

            (i) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (h) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (i) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "INHAM EXEMPTION" is defined in Section 6.2(e).

                                 Schedule B-12

      "INITIAL GUARANTORS" means each The Garden City Group, Inc., Crawford-THG, Inc., Crawford Leasing Services, Inc., Crawford & Company Healthcare Management, Inc., The PRISM Network, Inc., Crawford Investigation Services, Inc., Calesco, Inc., Crawford & Company of New York, Inc., Risk Sciences Group, Inc., Crawford & Company of California, Crawford & Company, L.P., Crawford & Company of Illinois, Crawford & Company of Florida, Crawford & Company Employment Services, Inc., Crawford Healthcare Management of Norfolk and Baltimore, Inc., Qirra Custom Software, Inc. and Brocklehurst Miller, Inc.

      "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

      "INVESTMENT" means any investment, made in cash or by delivery of property, by the Company or any Subsidiary (a) in any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

      "ISSUERS" is defined in the introductory paragraph of this Agreement.

      "LEASE RENTALS" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Issuers or any Consolidated Subsidiary as lessee under all leases of real or personal property (other than Capital Leases).

      "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

      "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

      "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and the Subsidiaries taken as a whole.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company

                                 Schedule B-13
and the Subsidiaries taken as a whole, or (b) the ability of either Issuer to perform its obligations under any Financing Document to which it is a party, or
(c) the ability of any Guarantor to perform its obligations under the Guaranty Agreement, or (d) the validity or enforceability of any Financing Document.

      "MEMORANDUM" is defined in Section 5.3.

      "MULTIEMPLOYER PLAN" means any US Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

      "NAIC ANNUAL STATEMENT" is defined in Section 6.2(a).

      "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of:

            (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

            (b) all ordinary and reasonable out-of-pocket costs and expenses, and taxes in respect of, such Transfer actually incurred by such Person, minus

            (c) all amounts applied to Debt secured by such property which is repaid contemporaneously and in connection with such Transfer.

      "NEW/AMENDED COVENANT PROVISIONS" is defined in Section 9.8(a).

      "NOTES" is defined in Section 1.

      "OBLIGORS" means, collectively, both Issuers, all Guarantors and each Person that becomes a pledgor under Section 9.6(b).

      "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

      "PERMITTED ACQUISITIONS" means any Acquisition so long as (a) at the time of such Acquisition, no Default or Event of Default is in existence, (b) such acquisition has been approved or recommended by the board of directors of the Person being

                                 Schedule B-14
acquired and (c) the Total Acquisition Consideration of such Acquisition, when aggregated with the Total Acquisition Consideration of all Acquisitions consummated by the Company and the Consolidated Subsidiaries during the preceding 12 month period does not exceed 10% of Consolidated Net Worth determined as of the last day of the then most recently ended fiscal quarter of the Company.

      "PERMITTED INVESTMENTS" means the following Investments:

            (a) Investments in United States Governmental Securities, provided that such obligations mature within one year from the date of acquisition thereof;

            (b) Investments in certificates of deposit or banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within 180 days from the date of acquisition thereof;

            (c) Investments in commercial paper given the highest rating by a credit rating agency of recognized national standing and maturing not more than one year from the date of creation thereof;

            (d) Investments in fully collateralized Repurchase Agreements;

            (e) mutual funds investing solely in one or more of the Investments permitted in clauses (a) through (d) above; and

            (f) any Investment made pursuant to, and in accordance with, the "Investment Guidelines" of the Company set forth on Schedule C hereto.

            As used in this definition of "Permitted Investments":

                  "Acceptable Bank" means any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (iii) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Acceptable Broker-Dealer" means any Person other than a
            natural person (i) which is registered as a broker or dealer pursuant to the Exchange Act and (ii) whose long-term unsecured debt obligations

                                 Schedule B-15
            shall have been given a rating of "A" or better by S&P, "A2" or better by Moody's or an equivalent rating by any other credit rating agency of recognized national standing.

                  "Moody's" means Moody's Investors Service.

                  "Repurchase Agreement" means any written agreement that
            provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Company or any Subsidiary from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the "Transfer Price") by the Company or such Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Company or such Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 30 days after such transfer of funds.

                  "S&P" means Standard & Poor's Ratings Group, a division of The
               McGraw Hill Companies.

                  "United States Governmental Security" means any direct
            obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

      "PERSON" means an individual, partnership, corporation, limited liability company, firm, association, joint venture, trust, unincorporated organization, or a government or agency or political subdivision thereof.

      "PLEDGE AGREEMENT" is defined in Section 4.11 and shall include each additional Pledge Agreement that is required by Section 9.6(b).

      "PREFERRED STOCK" means any class of capital stock or other equity interests of a Person that is preferred over any other class of capital stock or equity interests of

                                 Schedule B-16
such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

      "PRIORITY DEBT" means as of any date, without duplication, the sum of (a) all Debt of the Obligors secured by any Lien with respect to any property owned by the Company or any Subsidiary (other than pursuant to the Pledge Agreement),
(b) all Debt of Subsidiaries (except Debt of the Co-Issuer or a Guarantor or Debt of any Subsidiary owing solely to the Company or a Wholly-Owned Subsidiary), and (c) Attributable Debt of the Company and the Subsidiaries.

      "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

      "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to the acquisition by either of the Issuers or any Guarantor of machinery, equipment or other similar operating assets of either of the Issuers or any Guarantor to be used in the ordinary course of business of such Person (excluding, for the avoidance of doubt, cash and cash equivalents).

      "PTE" is defined in Section 6.2(a).

      "PURCHASERS" is defined at the commencement of this Agreement.

      "QPAM EXEMPTION" is defined in Section 6.2(d).

      "QUALIFIED INSTITUTIONAL BUYER" means a "Qualified Institutional Buyer" as defined in Rule 144A under the Securities Act and any investment company or fund that invests on a discretionary basis at least $100,000,000 in Securities of issuers that are not affiliated with such investment company or fund.

      "REQUIRED HOLDERS" means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuers or any of its Affiliates).

      "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

      "RESTRICTED INVESTMENTS" means all Investments, including without limitation, Investments in joint ventures and in Subsidiaries that are not Consolidated Subsidiaries.

                                 Schedule B-17

      "RESTRICTED PAYMENTS" means:

      (a) any Distribution in respect of the Company or any Subsidiary of the Company (other than on account of capital stock or other equity interests of a Subsidiary of the Company owned legally and beneficially by the Company or another Subsidiary of the Company), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities which would constitute treasury stock, and

      (b) any payment, repayment, redemption, retirement, repurchase or other acquisition, direct or indirect, by the Company or any Subsidiary of, on account of, or in respect of, the principal of any Subordinated Debt (or any installment thereof) prior to the regularly scheduled maturity date thereof (as in effect on the date such Subordinated Debt was originally incurred).

      For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

      "SALE AND LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which an Issuer or any Subsidiary shall sell or transfer to any Person (other than the Issuers or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, such Issuer or such Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

      "SECURITIES ACT" means the Securities Act of 1933 of the United States of America, as amended from time to time.

      "SECURITY" is defined in section 2(a) of the Securities Act.

      "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

      "SHARING AGREEMENT" is defined in Section 4.13.

      "SOURCE" is defined in Section 6.2.

                                 Schedule B-18

      "SPECIFIED FINANCIAL COVENANTS" is defined in Section 9.8(b).

      "SPECIFIED PROVISIONS" is defined in Section 9.8(b).

      "SUBORDINATED DEBT" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

      "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

      "SUBSIDIARY STOCK" means, with respect to any Person, the share capital or other equity interest (or any options or warrants to purchase share capital or other equity interests or other securities exchangeable for or convertible into share capital or other equity interests) of any Subsidiary of such Person.

      "SUCCESSOR CORPORATION" is defined in Section 10.2(a).

      "SVO" is defined in Section 4.8.

      "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

      "TAX" means any present or future tax, levy, impost, withholding, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or any taxing authority thereof.

                                 Schedule B-19

      "TOTAL ACQUISITION CONSIDERATION" means as at the date of any Acquisition, the sum of the following without duplication: (a) the amount of any cash and Fair Market Value of other property given as consideration, including at such date the deferred payment of any such amounts, (b) the amount (determined by using the outstanding amount or the amount payable at maturity, whichever is greater) of any obligations for money borrowed incurred, assumed or acquired by either of the Issuers or any Subsidiary in connection with such Acquisition, (c) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of the Company and the Subsidiaries in accordance with GAAP, and (d) the aggregate Fair Market Value of all other consideration given by either of the Issuers or any Subsidiary (including any shares of capital stock of either of the Issuers or any Subsidiary) in connection with such Acquisition.

      "TRANSFER" means and includes, with respect to any property, any sales, exchanges, conveyances, leases, transfers, assignments or other dispositions of such property; the term "Transfer," when used as a verb with respect to any property, means to sell, exchange, convey, lease as lessor, transfer, assign or otherwise dispose of such property; and the term "Transferred" has a correlative meaning.

      "USA PATRIOT ACT" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.

      "US PLAN" means an "employee pension benefit plan" (as defined in section 3(2) of ERISA) subject to the provisions of Title IV of ERISA, section 412 of the US Tax Code or section 302 of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

      "US TAX CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

      "WHOLLY-OWNED SUBSIDIARY" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Issuers and each of such Issuer's other Wholly-Owned Subsidiaries at such time.

                                 Schedule B-20

                                   SCHEDULE C

                              INVESTMENT GUIDELINES

1.    INTRODUCTION

      The main goal of Crawford & Company's (the "Company") investment strategy is to provide a competitive return on the operating funds of the Company, while providing safety of principal and providing for the Company's regular cash needs.

2.    INVESTMENT OBJECTIVES

      A.    The primary investment objective shall be safety of principal.

      B. The secondary investment objective shall be to maximize income and investment returns.

      C. The overall character of the portfolio shall be of above average quality, and holdings shall be well diversified as to issuer and maturity.

      D. It is anticipated that liquidity needs generally will be met through maturities and portfolio structure rather than depend upon the marketability of individual holdings.

3.    GENERAL INVESTMENT GUIDELINES

      A. The Treasurer is authorized and responsible for the investment decisions and changes as deemed necessary and in accordance with the objectives and guidelines set forth herein.

4.    SPECIFIC INVESTMENT GUIDELINES

      A. The average maturity of the portfolio shall not exceed two (2.0) years.

      B. The maturity of any individual holding shall not exceed three (3.0) years.

      C. At least twenty-five percent (25%) of the portfolio shall have a maturity of 90 days or less.

      D. For purpose of determining maturities, the next reset date will be used for floating rate securities.

                                  Schedule C-1

E.    Investments shall be limited to the following classes of securities:

      1. Obligations of the U.S. Government and Government Agencies including but not limited to U.S. Treasury Notes and bills, Federal Mortgage Association, Student Loan Marketing Association and the Federal Home Loan Bank Board.

      2.    Debt obligations of U.S. Corporations.

      3. U.S. Dollar denominated Debt obligations of multi-national corporations.

      4. Short term Investment Company (STIC) or other institutional money market fund shares (i.e. Lehman Brothers Money Market Funds, Dreyfus Institutional Funds).

      5.    Permissible investment instruments shall include:

            a.    Repurchase Agreements

            b. Commercial paper (A3A paper) including private placement commercial paper (4-2 paper)

            c.    Certificates of deposit and time deposits

            d.    Loan Sales Participation

            e.    Variable rate demand notes

            f.    Eurodollar commercial paper

            g.    Eurodollar and time deposits of domestic and foreign banks

            h.    U.S. dollar denominated foreign commercial paper

            i.    Bankers' Acceptances

            j.    Master Notes

F. Corporate obligations with long-term debt rating of single A or better by at least one recognized rating agency and short-term ratings of A1 or P1.

                                  Schedule C-2

5.    RESTRICTIONS

      A. Except for U.S. Treasury securities (securities backed by the full faith and credit of the U.S. Government), and money-market mutual funds, no more than 15% of the total assets of the account may be invested in the securities of any single issuer.

      B. Investment in Eurodollar securities shall be limited to 10% of the portfolio.

      C. Investment in any form of hedging, interest swaps and/or derivatives which hedge interest rates (either floating to fixed rate or fixed to floating rate) must have the prior approval of the Chief Financial Officer (CFO) and the Chief Executive Officer (CEO) of the Company.

                                  Schedule C-3